SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

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National Penn Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

______________N/A______________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear National Penn Shareholder:
On Tuesday, April 28, 2015, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at DeSales University, University Center - Gerald White Pavilion, 2755 Station Avenue, Center Valley, Pennsylvania 18034. The meeting will begin at 9:30 a.m. Eastern Time.

Only shareholders who owned stock at the close of business on February 26, 2015 can attend and vote at the meeting or any postponements or adjournments of the meeting. At the meeting, we will:

1.	Elect four Class I directors for terms expiring at the 2018 Annual Meeting of Shareholders;

2.	Ratify the Audit Committee’s appointment of KPMG LLP as National Penn’s independent auditor for 2015;

3.	Approve an advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers; and

4.	Transact other business, if any, that may properly come before the 2015 Annual Meeting of Shareholders.

Your Board of Directors recommends that you vote FOR the election of the Class I director nominees; FOR the ratification of the independent auditors selected for 2015; and FOR the approval of the advisory resolution relating to the compensation of National Penn’s executive officers.

IMPORTANT: This mailing contains an Admission Ticket. For security purposes, you will need this admission ticket to attend the meeting.

By Order of the Board of Directors,

Allentown, Pennsylvania	Sean P. Kehoe
March 18, 2015	Executive Vice President,
Chief Legal Officer & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on April 28, 2015 - You can view the Annual Report and Proxy Statement on the Internet at: www.envisionreports.com/npbc.

NATIONAL PENN BANCSHARES, INC.
PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. (“National Penn”), on behalf of the Board of Directors (the “Board”), for the 2015 Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 28, 2015 at 9:30 a.m. Eastern Time, at DeSales University, University Center-Gerald White Pavillion, 2755 Station Avenue, Center Valley, Pennsylvania 18034. This proxy statement and proxy card are first being mailed or made available to shareholders on or about March 18, 2015.

Shareholders Entitled to Vote at the Meeting

Shareholders of record at the close of business on February 26, 2015 are entitled to vote their shares at the annual meeting. As of that date, there were 140,059,892 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum

The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum. A quorum must be present at the meeting before any business may be conducted. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Votes Required for Proposals

In voting on the election of directors, shareholders may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the meeting. This means the four nominees receiving the greatest number of votes will be elected. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In voting on the ratification of the appointment of KPMG LLP as National Penn’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2015, the affirmative vote of a majority of the votes cast at the annual meeting is required. Abstentions and broker non-votes will have no effect on the vote on this matter.
In voting on the advisory resolution to approve the compensation of National Penn’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved on an advisory basis, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote on this matter. The results of the vote on the compensation of the named executive officers are not binding on the Board.
Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares and the nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, the nominee will have authority to vote your shares on certain routine items (such as Proposal 2 - Ratification of Auditors) but not on other items (such as Proposal 1 - Election of Class I Directors and Proposal 3 - Advisory Vote on Executive Officer Compensation).

Voting; Right to Revoke

Pursuant to rules adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, we have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending to many shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the proxy materials over the Internet and how to request a printed copy.

You can vote your shares by completing and returning the enclosed written proxy card. If you received a Notice of Internet Availability of Proxy Materials, you may request a printed proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

You can also vote by telephone (toll-free) or online if you have Internet access. Registered shareholders with addresses outside the United States may not be able to vote by telephone. The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 1:00 a.m. Eastern Time on April 28, 2015. The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or through the Internet, you need not return a proxy card. Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

If you participate in National Penn’s Dividend Reinvestment and Stock Purchase Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to National Penn’s Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the approval of Proposal 1 - the election of the Board’s nominees as directors; "FOR" the approval of Proposal 2 - the ratification of independent auditors for 2015; and “FOR” the approval of Proposal 3 - the advisory vote approving a resolution relating to executive officer compensation.

National Penn’s Board and management know of no other business that is planned to be brought before the meeting. If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares. The notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by following the instructions provided to you.

PROPOSAL 1 - ELECTION OF CLASS I DIRECTORS

The first proposal to be voted on at the meeting is the election of four directors. These directors will serve a three-year term as Class I directors. The Board has nominated Scott V. Fainor, Donna D. Holton, Thomas L. Kennedy and Michael E. Martin for election as Class I directors.

The Board recommends a vote “FOR” all of its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

National Penn’s articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible. In accordance with these provisions, the Board has set the size of the Board at 12 directors and the size of Classes I, II and III at four directors each.

National Penn’s Corporate Governance Guidelines provide that in an uncontested election of directors (where the only nominees are those recommended by the Board), if any nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Nominating/Corporate Governance Committee will promptly consider whether to recommend to the Board that it request such nominee to resign from the Board. If the Nominating/Corporate Governance Committee makes such a recommendation, the Board will promptly act upon such recommendation. National Penn expects that any such nominee will comply with any such request.

Director Information

The Board is separated into three classes, with the directors in each class serving up to a three-year term. The terms of the persons elected as Class I directors will expire in 2018. The terms of the continuing Class II directors will expire in 2016 and the terms of the continuing Class III directors will expire in 2017.

Nominees as Class I Directors for terms expiring at the 2018 Annual Meeting:

Scott V. Fainor
Director since January 2010 Age 53
Mr. Fainor is President and Chief Executive Officer of National Penn (January 2010 to present) and of National Penn Bank (2008 to present). Mr. Fainor was Senior Executive Vice President and Chief Operating Officer of National Penn from February 2008 through January 2010. Mr. Fainor was President and Chief Executive Officer of KNBT Bancorp, Inc. from October 2003 to February 2008. He has been a director of National Penn since January 2010 and a director of National Penn Bank since February 2008. Mr. Fainor’s educational background includes a bachelor of science degree in Marketing and Finance from DeSales University. The Board believes that Mr. Fainor’s career in banking, including executive positions with KNBT, First Colonial Group, Inc./Nazareth National Bank & Trust Co. and Wachovia/First Union, gives him the qualifications and skills to serve as a National Penn director.

Donna D. Holton
Director since 2008 Age 69
Mrs. Holton is the retired President and Chief Operating Officer of Turn of the Century Solution, Inc., an intellectual property company (1997 to 2006). Mrs. Holton was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. She previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 2002. Mrs. Holton’s educational background includes a bachelor of arts degree in Economics from the University of Michigan. The Board believes that Mrs. Holton’s experience in senior executive and managerial positions, along with her experience as a director in the public and private sectors, gives her the qualifications and skills to serve as a National Penn director.

Thomas L. Kennedy, Esq.
Director since 2008 Age 70
Mr. Kennedy is President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania (1969 to present). Mr. Kennedy was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT since 2005. Mr. Kennedy is an attorney-at-law and concentrates his practice on business and estate planning and related litigation. In 1998, as Chairman of the Board of First Federal Savings and Loan Association of Hazleton (a mutual thrift), a position he had held since 1988, Mr. Kennedy oversaw the company’s initial public offering. Mr. Kennedy’s educational background includes a bachelor of arts degree in English from the University of Scranton and a juris doctorate from the Boston College Law School. The Board believes that Mr. Kennedy’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

Michael E. Martin
Director since 2011 Age 59
Mr. Martin is Head of the Financial Institutions Group of Warburg Pincus LLC, a private equity firm (2009 to present). Previously, Mr. Martin served as President of Brooklyn NY Holdings, LLC, a private investment company (2006 to 2009). Mr. Martin was Vice Chairman and Managing Director of UBS Investment Bank where he also served as a member of the UBS Investment Bank Board and its Global Executive Committee. Mr. Martin served as a director of Primerica, Inc. from 2010 to 2014. Mr. Martin’s educational background includes a bachelor of arts degree in Economics from Claremont Men’s College and a juris doctorate from Columbia University School of Law. The Board believes that Mr. Martin’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

Continuing as Class II Directors for terms expiring at the 2016 Annual Meeting:

Christian F. Martin IV
Director since 2008 Age 59
Mr. Martin is Chairman and Chief Executive Officer of C. F. Martin & Co., Inc., a guitar manufacturer (1986 to present). Mr. Martin was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 2003. Mr. Martin’s educational background includes a bachelor’s degree from Boston University’s School of Management. The Board believes that Mr. Martin’s financial and business experience gives him the qualifications and skills to serve as a National Penn director.

R. Chadwick Paul Jr.
Director since 2008
Age 61

Mr. Paul is President and Chief Executive Officer of Ben Franklin Technology Partners of Northeastern Pennsylvania, a technology-based economic development company (2002 to present). Mr. Paul was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 1984. Mr. Paul’s educational background includes a bachelor of science degree in Business and Economics and an MBA, both from Lehigh University. The Board believes that Mr. Paul’s entrepreneurial business experience gives him the qualifications and skills to serve as a National Penn director.

C. Robert Roth
Director since 1990 Age 67
Mr. Roth is a Bucks County Magisterial District Judge (1992 to present). Mr. Roth owned and operated a retail business for 19 years. Mr. Roth has been a director of National Penn since 1990. The Board believes that Mr. Roth’s judicial and business experience, coupled with his years of service as a director of National Penn, provide the Board with valuable industry experience and knowledge of National Penn.

Wayne R. Weidner
Director since 1985 Age 72
Mr. Weidner has been a director of National Penn since 1985, serving as its Chairman from 2002 until 2009. Mr. Weidner’s entire career was spent with National Penn, where he began in 1962. During his career with National Penn, Mr. Weidner served in various roles including President and CEO of National Penn Bank from 1991 to 2001. He was also President of National Penn from 1998-2001; President and CEO in 2001; Chairman, President and CEO from 2002-2004; Chairman and CEO from 2004 to 2006; and Chairman in 2007. Mr. Weidner is now Vice Chairman of the Board of National Penn. Mr. Weidner served three years on the board of directors of the Federal Reserve Bank of Philadelphia. Mr. Weidner’s service as an executive, Chairman and director of National Penn, and his business and financial expertise, provide the Board with valuable industry experience and knowledge of National Penn.

Continuing as Class III Directors for terms expiring at the 2017 Annual Meeting

Thomas A. Beaver, CPA
Director since 2005 Age 62
Mr. Beaver is the independent chair of the boards of National Penn and National Penn Bank. He has been a director of National Penn and National Penn Bank since 2005. In February 2008, Mr. Beaver was appointed lead independent director. Mr. Beaver, a certified public accountant (CPA), is a retired partner of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm (1979 to present). He currently serves as a consultant to the firm in the business consulting group. He was the managing partner and CEO of its predecessor, Reinsel & Company, from 1994 to 2004. Mr. Beaver’s educational background includes a bachelor of science degree in Civil Engineering and an MBA from Lehigh University. The Board believes that Mr. Beaver’s financial, business and accounting experience, including his experience consulting on issues relating to banking and bank financing, gives him the qualifications and skills to serve as a National Penn director.

Jeffrey P. Feather
Director since 2008 Age 72
Mr. Feather is the Managing Partner of Feather Ventures, LLC, a private investment firm (1999 to present), and Vice Chairman of National Penn. Previously, Mr. Feather served as Chairman of SunGard Pentamation, Inc., an administrative software and processing services company (1970 to 2006). Mr. Feather was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. Mr. Feather previously was a director of KNBT and its predecessor, Keystone Savings Bank, since 1979, where he served as chair since 2000. Mr. Feather’s educational background includes a bachelor of science degree in Industrial Engineering from Lafayette College and graduate work in Management Science at Lehigh University. The Board believes that Mr. Feather’s technology and business expertise, along with his years of experience serving on other boards, gives him the qualifications and skills to serve as a National Penn director.

Patricia L. Langiotti, PMC
Director since 1986 Age 68
Ms. Langiotti, a professional management consultant (PMC), is President of Creative Management Concepts, a management consulting firm (1982 to present). Ms. Langiotti has been a director of National Penn since 1986. In addition to her work with National Penn, Ms. Langiotti is a director of two privately held corporations and various not-for-profit organizations. Ms. Langiotti’s educational background includes a bachelor of business administration degree from the University of Virginia. The Board believes that Ms. Langiotti’s nationally-recognized expertise as a speaker and educator in the areas of corporate governance, risk management and bank audit committee work, along with her years of experience as a director of National Penn and other organizations, gives her the qualifications and skills to serve as a National Penn director.

Natalye Paquin, Esq.
Director since 2006 Age 54
Ms. Paquin is Chief Executive Officer of the Girl Scouts of Eastern Pennsylvania (GSEP) (November 2010 to present). Previously, Ms. Paquin served as Executive Vice President and Chief Operating Officer of The Kimmel Center, Inc., Philadelphia’s premier performing arts center, where she was responsible for overseeing the day-to-day operations of the Kimmel Center, the Merriam Theatre and the historic Academy of Music (2006 to 2010). Ms. Paquin served as Chief Operating Officer and Chief of Staff for the School District of Philadelphia (2002 to 2006). Ms. Paquin has been a director of National Penn since 2006. Ms. Paquin’s educational background includes a bachelor of science degree from Florida A&M University and a juris doctorate from DePaul University College of Law. Ms. Paquin also completed executive education programs from Harvard University’s School of Business and is a distinguished graduate of the Broad Academy for Urban Superintendents. The Board believes that Ms. Paquin’s years in senior management and legal positions gives her the qualifications and skills to serve as a National Penn director.

Corporate Governance

National Penn’s governing body is its Board. The Board is elected by the shareholders to direct and oversee National Penn’s management in the long-term interests of the shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn’s articles of incorporation, bylaws and the charters of Board committees, provide a framework for the governance of National Penn. Such guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, these guidelines are reviewed periodically and changed by the Board from time to time as deemed appropriate. National Penn’s Corporate Governance Guidelines are available on National Penn’s Web site, www.nationalpennbancshares.com. To access the guidelines, select “Governance Documents.”

Director Independence

The Board has determined, after an initial review and determination by the Nominating/Corporate Governance Committee, that each of directors Beaver, Feather, Holton, Kennedy, Langiotti, C. Martin, M. Martin, Paquin, Paul, Roth and Weidner is independent as provided under NASDAQ rules. Messrs. Christian F. Martin IV and Michael E. Martin are not related. There are no family relationships among the executive officers and directors of National Penn.

The independent directors periodically meet in executive session without management present.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are directors Holton (Chair), Beaver, Feather, C. Martin and Roth.  None of these directors is or was formerly an officer or employee of National Penn, nor did any of them engage in any “related party transaction” with National Penn during 2014.  In addition, none of our directors is an executive officer of another entity of which one of National Penn’s executive officers serves on the compensation committee or the board of directors.

Non-Employee Chairman

In accordance with National Penn’s bylaws, the Board has discretion to combine or separate the offices of Chairman and Chief Executive Officer. Since December 31, 2007, the Board has kept the offices of Chairman of the Board and Chief Executive Officer separate. The Board believes that this Board leadership structure effectively represents the best interests of shareholders in maximizing value, managing risk and maintaining confidence in National Penn.

Board Membership Criteria

Each member of the Board must possess the individual qualities of competence, collegiality, integrity, accountability and high performance standards. Candidates for membership on the Board are selected for their character, judgment, business experience and acumen. Board members are expected to devote the time and effort necessary to be productive members of the Board, including learning the business of National Penn and doing all that is necessary to attend and actively participate in meetings of the Board and its committees.

Each non-employee director is also expected to meet National Penn’s stock ownership guidelines, which require an equity investment in National Penn stock of at least $200,000. See “Stock Ownership - Guidelines.”

Board Committees

Currently, the Board maintains five committees established pursuant to National Penn’s bylaws: Executive, Audit, Compensation, Directors’ Enterprise Risk Management and Nominating/Corporate Governance. Each committee operates under its own separate charter, which is approved by the Board. A comprehensive description of the duties and responsibilities of each committee is set forth in the committee’s charter. These charters are available on National Penn’s website. To access these documents, log on to National Penn’s Web site, www.nationalpennbancshares.com, and select “Governance Documents.”

Executive Committee. The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise. The Executive Committee is currently comprised of seven directors.

Audit Committee. National Penn’s Audit Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.” In addition to the above NASDAQ independence requirements, the Securities and Exchange Commission has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members. These standards provide that a member of a NASDAQ-listed company’s audit committee may not, in his or her capacity as a member of the audit committee, the board of directors or any other board committee:

•	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or

•	Be an “affiliated person” of National Penn or any subsidiary of National Penn, as defined by Securities Exchange Commission rules.

The Board has determined that each member of National Penn’s Audit Committee meets these standards.

The Securities and Exchange Commission and NASDAQ also have requirements regarding financial expertise and sophistication of Audit Committee members. The Board has determined that each of the following members of the Audit Committee meets the SEC’s definition of “audit committee financial expert” under NASDAQ-listed company audit committee rules: Chair Thomas L. Kennedy, Esq.; Thomas A. Beaver, CPA; Patricia L. Langiotti, PMC; R. Chadwick Paul Jr.; and Wayne R. Weidner. In addition, the Board has identified other members of the Board who, while not presently members of the Audit Committee, would qualify as “audit committee financial experts.” They are Jeffrey P. Feather, Christian F. Martin IV, Michael E. Martin, and Natalye Paquin.

The Audit Committee’s duties include:

•	Appointing, approving compensation for and providing oversight of, National Penn’s independent registered public accounting firm;

•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;

•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;

•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;

•	Reviewing the objectivity, effectiveness and resources of National Penn’s internal audit function;

•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;

•	Resolving any disagreements between management and the independent registered public accounting firm; and

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. National Penn’s Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans. The Compensation Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.” NASDAQ has issued heightened independence standards pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that apply to Compensation Committee members. These standards require consideration of any consulting, advisory or other compensatory fees paid by National Penn as well as other compensation received by the director. The Board has determined that each member of the Compensation Committee meets these standards. The Compensation Committee’s responsibilities are described below in “Compensation Discussion and Analysis - Role of the Committee.”

The Compensation Committee has authority under its charter to retain outside counsel, compensation consultants or other experts of its choice and receives adequate funding from National Penn to engage such advisors. For information on Towers Watson, the compensation consultant retained by the committee since August 2011, see “Compensation Discussion and Analysis – Compensation Consultant.” Fees paid to Towers Watson for services performed during 2014 were $141,194.

Nominating/Corporate Governance Committee. National Penn’s Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board and oversees matters of corporate governance, including Board performance. The Nominating/Corporate Governance Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.”

The Nominating/Corporate Governance Committee’s duties include:

•	Screening and recommending candidates as nominees for election to the Board (see also “Consideration of Director Nominees”);

•	Managing the annual Board and individual director performance assessments;

•	Overseeing the orientation and education of directors;

•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and

•	Ensuring an appropriate structure for management succession and development.

Directors’ Enterprise Risk Management Committee. National Penn’s Directors’ Enterprise Risk Management Committee assists the Board in providing oversight, direction and authority to management regarding National Penn’s enterprise-wide risk management process. The Directors’ Enterprise Risk Management Committee is currently comprised of six directors, all of whom are independent as described under “Director Independence.”

Consideration of Director Nominees

The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the criteria set forth in National Penn’s Corporate Governance Guidelines. Under these criteria, a majority of the directors are to be independent as described under “Director Independence.”

The Board believes independent directors add balance and diversity to the composition of the Board and should bring expertise and experience in areas related to important strategic needs of National Penn. Selection of directors is to be made from among individuals whose leadership and effectiveness have been demonstrated or whose specialized training or experience will be of value to National Penn. Candidates for the Board are to meet the following qualifications:

•	High-level competence and leadership experience in business or administrative roles;

•	Breadth of knowledge about issues affecting National Penn;

•	Ability and willingness to work on a collegial basis with other National Penn directors and National Penn management and to contribute special competencies to Board activities;

•	Unquestioned personal integrity;

•	Loyalty to National Penn and concern for its success;

•	Courage to criticize and to apply sound business ethics;

•	Ability to exercise sound and independent judgment;

•	Awareness of a director’s vital part in National Penn’s good corporate citizenship and corporate image; and

•	Time available for meetings and consultation on National Penn matters.

In considering individual director candidates, the Nominating/Corporate Governance Committee considers individuals who, in the judgment of the committee, would be best qualified to serve on the Board. The committee considers the experience and expertise already present on the Board so as to broaden the collective experience and expertise of the Board. Moreover, the Board endorses the committee’s seeking qualified directors from diverse backgrounds in the context of the Board as a whole. Diversity of backgrounds is considered along with other factors, including experience, qualifications and skills. While diversity of backgrounds is a significant factor in nominating candidates, the Nominating/Corporate Governance Committee has not adopted a formal policy on diversity in board composition.

Candidates for membership on the Board may be suggested by a director or shareholder and may be recommended by professional search firms retained by the Nominating/Corporate Governance Committee. Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend. The Nominating/Corporate Governance Committee evaluates candidates suggested by shareholders in the same manner it evaluates any other nominee. For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see the discussion in “Shareholder Proposals and Nominations.”

Code of Conduct

National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations. The Code of Conduct applies to all directors, officers and employees. All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct. The Code of Conduct may be accessed on National Penn’s Web site, www.nationalpennbancshares.com, by selecting “Governance Documents.”

Contacting the Board

The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them. Shareholders may write to either the entire Board or individual directors. To do so, shareholders should send their communications to National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101 (Attention: Corporate Secretary). The Corporate Secretary does not screen letters for content, but will forward a letter to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Board Committees, Meetings and Attendance

The following table summarizes the Board committees on which each National Penn director serves as of February 26, 2015, as well as each director’s position on such committee (C = Chair; M = Member).

Name	Executive	Audit	Compensation	Nominating/ Corporate Governance	Directors’ Enterprise Risk Management
Non-Employee Directors:
Thomas A. Beaver (l)	C	M	M	M
Jeffrey P. Feather	M		M	C
Donna D. Holton	M		C		M
Thomas L. Kennedy	M	C			M
Patricia L. Langiotti	M	M		M	C
Christian F. Martin IV			M
Michael E. Martin	M			M
Natalye Paquin				M	M
R. Chadwick Paul Jr.		M			M
C. Robert Roth			M		M
Wayne R. Weidner		M
Employee Director:
Scott V. Fainor	M

Number of Meetings Held in 2014:	12	9	4	2	4

(1)	In his capacity as non-executive Chairman, Mr. Beaver regularly attends all Committee meetings, including those committees of which he is not a formal member.

During 2014, the Board met nine times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by Board committees on which he or she served.

Under Board approved guidelines, National Penn directors are required to attend annual meetings of shareholders, barring an emergency or similar unforeseen circumstances. Eleven directors attended the 2014 annual meeting of shareholders.

Director Compensation

The following table sets forth information on compensation of National Penn non-employee directors for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash (2) ($)	Restricted Stock Awards (3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)	Total ($)
Thomas A. Beaver	121,561	70,000	—	—	25,849	—	217,410
Jeffrey P. Feather	52,543	62,424	—	—	17,016	—	131,983
Donna D. Holton	52,543	62,424	—	—	17,016	—	131,983
Thomas L. Kennedy	55,664	62,424	—	—	17,016	—	135,104
Patricia L. Langiotti	58,786	62,424	—	—	17,016	—	138,226
Christian F. Martin IV	37,977	55,142	—	—	15,252	—	108,371
Michael E. Martin (1)	44,219	55,142	—	—	13,208	—	112,569
Natalye Paquin	37,977	55,142	—	—	16,075	—	109,194
R. Chadwick Paul Jr.	41,098	55,142	—	—	15,252	—	111,492
C. Robert Roth	37,977	55,142	—	—	15,709	—	108,828
Wayne R. Weidner	41,098	55,142	—	—	15,252	—	111,492

(1)	In accordance with the policy of Warburg Pincus LLC, Mr. Martin remits all cash directors’ fees to Warburg Pincus.

(2)
Amounts reported are cash retainers and Board special meeting fees. Under the Directors’ Fee Plan, each non-employee director may choose to be paid these fees, in lieu of cash, in (a) shares of National Penn common stock, (b) National Penn common stock units or (c) deferred cash. National Penn common stock units are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional common stock units. All common stock units are converted to actual shares of National Penn common stock and issued to an individual upon his or her termination of service as a director or attaining age 65. Deferred cash is credited with interest at a money market rate and is paid out to an individual upon his or her termination of service as a director or attaining age 65.

(3)
Amounts reported are the grant date fair value for restricted stock unit awards (“RSUs”) made in 2014 for each individual under the Long-Term Incentive Compensation Plan. RSUs, like common stock units under the Directors’ Fee plan, are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional RSUs, and are converted to actual shares of National Penn common stock and issued to an individual at a future date, subject to satisfaction of an award’s service restrictions and other terms and conditions. As of December 31, 2014, each individual has the following aggregate number of common stock units (including RSUs) credited to his or her account: Thomas A. Beaver: 64,663; Jeffrey P. Feather: 42,570; Donna D. Holton: 42,570; Thomas L. Kennedy: 42,570; Patricia L. Langiotti: 42,570; Christian F. Martin IV: 38,158; Michael E. Martin: 17,805; Natalye Paquin: 40,217; R. Chadwick Paul Jr.: 38,158; C. Robert Roth: 39,301; and Wayne R. Weidner: 38,158.

(4)
As of December 31, 2014, each individual has the following aggregate number of option awards outstanding: Thomas A. Beaver: 0; Jeffrey P. Feather: 7,725; Donna D. Holton: 7,725; Thomas L. Kennedy: 5,665; Patricia L. Langiotti: 2,652; Christian F. Martin IV: 7,725; Michael E. Martin: 0; Natalye Paquin: 0; R. Chadwick Paul Jr.: 7,725; C. Robert Roth: 2,652; and Wayne R. Weidner: 0.

(5)
Amounts reported are the fair market value of additional common stock units (including RSUs) credited in 2014 on a dividend reinvestment of common stock units (including RSU balance) under the Long-Term Incentive Compensation Plan.

The following table summarizes the cash compensation arrangements with non-employee directors (outside directors) for 2014. The Chairman of the Board does not receive retainers for committee service.

Retainers: Board members must attend in person or by phone 75% of meetings (Board and Committee Meetings combined) to be paid retainer. Committees include: Audit, Executive, Compensation, Nominating/Corporate Governance, Directors’ Enterprise Risk Management

Chairman of Board	$120,000
Chairman of National Penn Board Committee (if other than Chairman of the Board)	35,374
Other Directors	30,172
Special National Penn/National Penn Bank Board Meeting Fees - per meeting attended	1,561
National Penn/National Penn Bank Executive Committee Retainer	9,364
National Penn/National Penn Bank Audit Committee Retainer	6,243
National Penn/National Penn Bank Committee Member Retainer (other than Audit and Executive)	3,122
Director Emeritus (none currently) - Retainer	2,000

Compensation Committee Report

The committee has reviewed and discussed with National Penn management the section of this proxy statement captioned “Compensation Discussion and Analysis” and based on this review and discussion has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2014.

Donna D. Holton, Chair
Thomas A. Beaver
Jeffrey P. Feather
Christian F. Martin IV
C. Robert Roth

Compensation Discussion and Analysis

Overview

The following discussion provides a description of National Penn’s 2014 compensation program for National Penn’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers in 2014. These individuals are collectively referred to as the “named executive officers.” National Penn’s named executive officers for 2014 were:

•	Scott V. Fainor, President and Chief Executive Officer

•	Michael J. Hughes, Senior Executive Vice President and Chief Financial Officer

•	Sandra L. Bodnyk, Senior Executive Vice President and Chief Risk Officer

•	David B. Kennedy, Senior Executive Vice President and Chief Banking Officer

•	Sean P. Kehoe, Executive Vice President, Chief Legal Officer and Corporate Secretary

Summary of 2014 National Penn Executive Compensation

2014 Performance

During 2014, we believe management continued to lead National Penn effectively through the challenges and complexities of our economy and the bank regulatory environment, which allowed National Penn to post solid corporate financial results and continue National Penn’s momentum of growing and diversifying our loans, increasing fee income and sustaining strong asset quality. Our executive team’s efforts to improve our financial performance and remain on course with our strategic objectives are illustrated in the following highlights:

•	An adjusted return on average assets ratio for 2014 that ranks in the top quartile of National Penn’s peer group (set forth under “Peer Group Comparison and Benchmarking”);

•	An adjusted return on average tangible common equity for 2014 that ranks in the second quartile of National Penn’s peer group;

•	Continued to sustain strong asset quality as demonstrated by National Penn’s ratio of non-performing loans to total loans for 2014 of 0.96%;

•	Increased cash dividends 10.0% during the fourth quarter of 2014;

•
Significantly enhanced holding company liquidity through the completion of a $125 million senior debt issuance and the receipt of regulatory approval for a $100 million permanent return of capital from National Penn Bank which together provide significant flexibility to utilize capital and build long-term shareholder value;

•	Successfully acquired and integrated TF Financial Corporation and its bank subsidiary 3rd Fed Bank within a 4½ month period;

•
Completed a corporate relocation plan, including the relocation of the corporate headquarters, the opening of a regional business center, and a total of 77 moves involving 1/3 of National Penn’s employees; and

•	Received a Community Reinvestment Act rating of “Outstanding”.

Summary of Key 2014 Compensation Decisions

At the beginning of 2014, National Penn’s Compensation Committee, which we refer to as the committee, approved the overall compensation program for 2014 for National Penn’s named executive officers. Similar to prior years, compensation for 2014 consisted of three primary elements - base salary, potential cash incentive awards and equity incentive awards. Among the committee’s primary considerations in approving the 2014 compensation program was to provide incentives for achieving and maintaining profitability in 2014 and long-term financial performance.

Salary. With respect to salary determinations, in January 2014 the committee approved the following base salary increases for the named executive officers:

•	Mr. Fainor - 2.0% increase from $750,000 to $765,001;

•	Mr. Hughes - 3.5% increase from $480,000 to $496,802;

•	Ms. Bodnyk - 3.5% increase from $405,000 to $419,176; and

•	Mr. Kennedy - 3.5% increase from $340,000 to $351,901.

In addition, Mr. Kehoe was hired by National Penn in April 2014 at a base salary of $275,000. See “2014 Executive Compensation Decisions-Base Salary.”

Cash Incentive Awards. To implement the non-salary components of compensation, the committee, in January 2014, first established performance goals for 2014 under National Penn’s Executive Incentive Plan. These goals included a combination of (i) corporate performance goals, which include profitability, as measured by return on average assets, or ROAA, and return on average tangible common equity, or ROATCE, and (ii) individual performance goals reflecting National Penn’s performance under five other key strategic business objectives. In January 2015, the committee evaluated National Penn’s 2014 financial performance, as summarized above and as described in our 2014 annual report. Based on the 2014 financial results, the committee concluded that National Penn exceeded the target level on both return on average assets goal and the return on average tangible common equity goal, and that the strategic business objective goals were attained. Accordingly, the committee approved company performance awards for the named executive officers under the Executive Incentive Plan at an interpolated amount between target and maximum performance levels. Each of the named executive officers received individual awards at the maximum level. See “2014 Executive Compensation Decisions-Executive Incentive Plan.” These cash incentive awards are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan” column for 2014.

Equity Incentive Awards. In January 2014, the committee made incentive compensation awards to various National Penn officers and directors, including each of the named executive officers, in the form of service-based restricted stock. The committee awarded Mr. Fainor 83,423 shares of restricted stock, Mr. Hughes 47,178 shares of restricted stock, Ms. Bodnyk 41,581 shares of restricted stock and Mr. Kennedy 29,581 shares of restricted stock. In addition, upon Mr. Kehoe’s hire in April 2014, the committee awarded Mr. Kehoe 5,000 shares of service-based restricted stock. All shares of restricted stock awarded to the named executive officers vest 25% per year over a four-year period. See “2014 Executive Compensation Decisions-Long-Term Incentive Compensation Plan.” These awards are reflected in the “Summary Compensation Table” in the “Stock Awards” column for 2014.

Named Executive Officer Compensation Linked to Performance Year

The table below shows how the committee viewed compensation awarded for 2014 in that it sets forth compensation awarded to our named executive officers in connection with 2014, including salary and incentive compensation paid in 2015 that primarily relate to 2014 performance. In particular, in January 2015, the committee made incentive compensation awards to various National Penn officers and directors, including each of the named executive officers, in the form of service-based restricted stock. The committee awarded Mr. Fainor 96,775 shares of restricted stock, Mr. Hughes 54,729 shares of restricted stock, Ms. Bodnyk 48,236 shares of restricted stock, Mr. Kennedy 34,315 shares of restricted stock and Mr. Kehoe 15,152 shares of restricted stock. All shares of restricted stock awarded to the named executive officers vest 25% per year over a four-year period. While these awards are reflected below as relating to 2014 performance, these 2015 awards are not reflected in the “Summary Compensation Table.” The table below also contains similarly calculated compensation for 2012 and 2013 for the named executive officers.

Name and Position	Annual Compensation (for Performance Year)
	Year	Salary	Incentive Compensation		Total	Year-Over-Year Change
			Cash	Equity Grants
Scott V. Fainor President and Chief Executive Officer	2014	$765,001	$570,873	$958,073	$2,293,947	3.0%
	2013	750,000	547,333	930,166	2,227,499	(0.4)%
	2012	750,000	637,500	849,999	2,237,499	N/A
Michael J. Hughes Senior Executive Vice President and Chief Financial Officer	2014	$496,802	$331,362	$541,817	$1,369,981	3.4%
	2013	480,002	318,956	526,035	1,324,993	N/A
	2012	480,002	360,001	485,004	1,325,007	N/A
Sandra L. Bodnyk Senior Executive Vice President and Chief Risk Officer	2014	$419,176	$279,586	$477,536	$1,176,298	3.4%
	2013	405,001	269,119	463,628	1,137,748	N/A
	2012	405,001	303,751	429,004	1,137,756	N/A
David B. Kennedy(1) Senior Executive Vice President and Chief Banking Officer	2014	$351,901	$234,714	$339,719	$926,334	3.5%
	2013	340,000	224,905	329,828	894,733	14.0%
	2012	300,000	180,000	305,001	785,001	N/A
Sean P. Kehoe(2) Executive Vice President, Chief Legal Officer and Corporate Secretary	2014	$195,674	$147,879	$150,005	$493,558	N/A

(1) Mr. Kennedy was promoted to Senior Executive Vice President and Chief Banking Officer in 2013.

(2) Salary for Mr. Kehoe in 2014 reflects salary earned from his April 2014 date of hire.

It is important to recognize that the way the committee presents total compensation in the table above is different from the Securities and Exchange Commission-required disclosure in the “Summary Compensation Table” and is not a substitute for the information in that table. Rather, it is intended to show how the committee linked named executive officers’ compensation and its components to National Penn’s and the executive’s 2014 performance results.

There are two primary differences between the “Summary Compensation Table” and the table above. First, the table above shows equity awards in the year to which they primarily relate (e.g., the January 2015 equity awards granted primarily for 2014 performance are shown as 2014 compensation), whereas the “Summary Compensation Table” shows equity awards in the year in which they are granted (e.g., January 2014 equity awards granted primarily for 2013 performance and equity awards granted to Mr. Kehoe in connection with his hire in April 2014 are shown as 2014 compensation). Second, the “Summary Compensation Table” reports the changes in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown in the table above.

Role of the Committee
The committee operates under a written charter reviewed, updated and approved annually by National Penn’s Board of Directors. The committee’s primary areas of responsibilities and authorities regarding executive compensation are to:

•
Develop an overall executive compensation philosophy and strategy, including determining appropriate levels of executive compensation, the mix between fixed and incentive compensation and the mix between short-term and long-term compensation, without encouraging unnecessary and excessive risk-taking.

•
In its sole discretion, retain or obtain the advice of consultants, outside counsel and other advisors as it determines appropriate to assist it in the full performance of its functions, including any compensation consultant used to assist in the evaluation of director or executive compensation.

•
Appoint, compensate and oversee the work of any consultants, outside counsel and other advisors retained by the committee, and determine appropriate funding required from National Penn for payment of compensation to any such advisors.

•
Assess the independence of consultants, outside counsel and other advisors (whether retained by the committee or management) who provide advice to the committee, prior to selecting or receiving advice from them, in accordance with NASDAQ listing standards.

•
Conduct regular and independent reviews of executive officer compensation; develop executive compensation procedures and programs consistent with the approved compensation philosophy and strategy; and approve any peer group(s) used for the purposes of executive or board compensation.

•	Approve participation, performance measures and performance parameters for awards under the Executive Incentive Plan and the Long-Term Incentive Compensation Plan.

•
Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate our Chief Executive Officer’s performance in light of those goals and objectives and approve our Chief Executive Officer’s compensation level based on this evaluation, without the Chief Executive Officer’s presence during such voting or deliberation by the committee on the Chief Executive Officer’s compensation.

•
Review and approve the compensation of National Penn’s Section 16 reporting executive officers as recommended by National Penn’s Chief Executive Officer (which reviews generally include a review of competitive market data for these individuals and consideration of market conditions).

•	Review and approve employment, severance and/or change-in-control agreements for National Penn’s Section 16 reporting executive officers.

•
Oversee administration of executive incentive plans, long-term incentive compensation plans for employees and directors, employee stock purchase plans, and other executive and director compensation arrangements; approve all officer long-term incentive compensation awards and awards for executive officers under executive incentive plans.

•	Oversee the Company’s compliance with regulatory requirements associated with compensation programs under its purview.

Compensation Consultant

The committee has historically retained a compensation consultant. To assist the committee in carrying out its responsibilities, the committee has engaged Towers Watson as the committee’s independent compensation consultant. Towers Watson provides the committee with peer executive and non-employee director compensation data, as well as expertise and advice on various matters brought before the committee. As described in its written charter, the committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. In addition, the committee has considered the six “independence” factors listed in the NASDAQ listing requirements and has determined that Towers Watson does not have a conflict of interest.

Peer Group Comparison and Benchmarking
The committee regularly reviews the competitive market to compare executive pay and performance to market norms and to provide guidance for setting total compensation guidelines. The peer group is based on objective criteria and includes 19 institutions (with National Penn positioned approximately at the median of total assets, market capitalization and total employees) located in the mid-Atlantic or northeastern United States, of similar asset size and with generally similar business models. While the peer group is reviewed annually and updated based on various economic and business factors as appropriate, the peer group, initially approved by the committee for 2011 has remained unchanged through 2014.

The peer group is listed below.

Company Name	City, State	Ticker Symbol
Astoria Financial Corporation	Lake Success, NY	AF
Beneficial Mutual Bancorp, Inc.	Philadelphia, PA	BNCL
Community Bank System, Inc.	De Witt, NY	CBU
F.N.B. Corporation	Pittsburgh, PA	FNB
First Commonwealth Financial Corp.	Indiana, PA	FCF
First Financial Bancorp.	Cincinnati, OH	FFBC
FirstMerit Corporation	Akron, OH	FMER
Fulton Financial Corporation	Lancaster, PA	FULT
Investors Bancorp, Inc.	Short Hills, NJ	ISBC
NBT Bancorp, Inc.	Norwich, NY	NBTB
Northwest Bancshares, Inc.	Warren, PA	NWBI
Park National Corporation	Newark, OH	PRK
Provident Financial Services, Inc.	Jersey City, NJ	PFS
S&T Bancorp, Inc.	Indiana, PA	STBA
Signature Bank	New York, NY	SBNY
Susquehanna Bancshares, Inc.	Lititz, PA	SUSQ
United Bankshares, Inc.	Charleston, WV	UBSI
Valley National Bancorp	Wayne, NJ	VLY
Webster Financial Corporation	Waterbury, CT	WBS

In addition to the peer group, Towers Watson used its own industry survey, the Towers Watson 2014 Financial Services Executive Compensation Database, which reflects data from 70 banks and is size-adjusted for banks approximately our asset size.

Data and competitive perspective were assessed by component (e.g., base salary, annual cash incentives, and long-term equity incentives) and in aggregate to provide a comprehensive review of total compensation. The relationship between pay and performance between National Penn and the peer group was also analyzed. Data from Towers Watson’s analysis was used to assess the effectiveness of the current compensation program in meeting desired objectives, as well as to develop total compensation guidelines and serve as a reference for decisions going forward.

In addition, in the interest of keeping current with emerging market awareness, the committee receives and reviews other available information on executive compensation practices, executive compensation trends, industry trends, pay levels and regulatory updates throughout the year. Sources of such information include but are not limited to available compensation surveys and databases, regular updates from Towers Watson and legal counsel and industry conferences. While benchmarking relative to peers is important to the committee’s analysis of the compensation of our executives, it is based on historical data and may not in all cases represent best practice going forward. Such data, while a helpful resource, are not meant to supplant the committee’s review of National Penn executives’ performance, internal pay equity information and other market information, all of which the committee believes are necessary when making compensation decisions. Thus, the committee retains discretion to set compensation levels that are higher or lower than targeted “market” benchmarks.

Role of Executives in Establishing Compensation

During 2014, our Chief Executive Officer worked with the committee in designing and implementing National Penn’s compensation programs for all executive officers, excluding himself. His role included:

•	Recommending performance targets, goals and objectives;

•	Evaluating executive performance;

•
Advising and consulting with the committee regarding corporate titles, base salaries, annual incentive plan categories, long-term incentive compensation awards, general awards and employment terms for executives; and

•	Providing background information for committee meeting agenda items.

In 2014, our Chief Executive Officer generally attended committee meetings, but was not present during executive sessions of the committee when matters related to him were discussed. In addition, National Penn’s Corporate Secretary and Chief Legal Officer generally attended committee meetings to document discussions and provide reports, information and advice about agenda topics.

Philosophy and Strategy of Executive Compensation
Overall Objective

The overall executive compensation philosophy and strategy at National Penn is to provide a total compensation package that is balanced and competitive in the external market and correlates to National Penn’s strategic business plan. The package is also intended to compensate superior individual and corporate performance appropriately based on financial and strategic performance measures that increase longer-term shareholder value, all without encouraging excessive or undue risk-taking. The program aligns the interests of the executive with those of the shareholders of National Penn by providing a proprietary interest in National Penn, the value of which can be significantly enhanced by the appreciation of National Penn common stock.

Benchmark References

As noted above, the committee regularly reviews and considers market and peer data as well as other available best practice information to facilitate their assessment of executive compensation and performance. The committee references several resources, including, but not limited to, peer group information, industry compensation surveys and industry performance data. These resources are used to assist the committee in assessing the competitiveness of current pay levels as well as to set compensation program guidelines.

Total Compensation Positioning and Mix

National Penn generally targets its total compensation package (both individual components and in the aggregate) to be competitive with market (i.e., to approximate the 50th percentile). While targets are set to provide competitive pay for meeting expected performance, actual pay levels (by component and in the aggregate) vary to reflect performance relative to goals and industry performance over both short- and long-term timeframes.

In the aggregate, the objective of National Penn’s total compensation program is to provide an appropriate “mix” and balance of fixed and variable (i.e., incentive/performance) compensation. The target mix of compensation will vary based on the executive’s role, and the actual mix will vary based on actual performance (e.g., in a year when no annual incentive is paid, the percentage of total compensation paid in salary will increase). The focus on mix is to ensure our total compensation program appropriately balances fixed versus variable compensation.

In general, the committee targets the following elements as a percentage of total direct compensation (salary plus target annual cash and long-term equity incentive) for its named executive officers:

•	Base salary will comprise between 30% and 55%;

•	Target annual cash incentives will comprise between 20% and 40%; and

•	Long-term equity incentives will comprise between 20% and 45%.

The result is that approximately 45%-70% of a named executive officer’s total compensation will vary based on the executive’s role and performance.

The following graphic illustrates the actual compensation mix for our Chief Executive Officer (individually) and the aggregate mix for the other named executive officers for 2014. The percentages depicted below are derived from the aggregate value of cash compensation earned in 2014 and the grant date fair market value of equity compensation granted in January 2015 that primarily relates to 2014 performance, as reported in “Named Executive Officer Compensation Linked to Performance Year.”

2014 Actual Compensation Mix for the CEO

Long Term Equity Incentives, 42%
Base Salary, 33%
Annual Cash Incentives, 25%

2014 Actual Compensation Mix for All Other NEOs
Long Term Equity Incentives, 38%
Base Salary 37%
Annual Cash Incentives, 25%

NOTE: Similar to the table in “Named Executive Officer Compensation Linked to Performance,” compensation amounts in the charts above do not include changes in pension value and unqualified deferred compensation or all other compensation as reported in the “Summary Compensation Table.” In addition, base salary for all other named executive officers includes salary for Mr. Kehoe from his April 14, 2014 hire date.

Elements of Executive Compensation
Element	Description & Purpose	Other Features
Base Salary
The purpose of base salary is to provide competitive and fair compensation that reflects the position and the individual’s value to the organization based on National Penn’s business strategy. Base salary reflects fixed compensation that is the foundation for other compensation components (such as incentives and benefits). Executive base salaries at National Penn are to be structured and targeted “at market” or approximately 50th percentile for comparably sized financial services organizations. Actual salaries are set to reflect each executive’s individual role, contribution, experience and performance.
The committee reviews and determines executive salary levels annually.
Annual Cash Incentives
Awards under our Executive Incentive Plan are designed to motivate and compensate executives for the achievement of our annual business plan/objectives. Target award levels are set to be consistent with market practice (with National Penn positioned at the median), but actual award levels will vary from 0% to approximately 150% of target to reflect achievement of performance goals to hold executives accountable for corporate and individual performance. Company performance goals are tied primarily to financial performance measures as determined/approved by the committee and, where appropriate, individual performance goals that reflect each executive’s accountability for driving business success. All performance goals are periodically reviewed by the committee in order to ensure that they do not promote excessive or undue risk taking. Financial objectives may also include a measured comparison of how well National Penn performs versus its peer group. Objectives will have specific assigned levels of achievement for threshold, target and maximum performance.

The committee establishes the specific terms and conditions for the payment of annual cash incentive awards at the beginning of the applicable year. Additionally, the committee has discretion to consider unusual business factors and their resulting effect on corporate performance and adjust (upwards or downwards) in any award(s) granted.

Long-Term Equity Incentives
Awards under our Long-Term Equity Incentive Compensation Plan are intended to compensate executives for sustained long-term performance that is aligned with shareholder interests and to encourage employee retention through vesting schedules. We also expect our executives to own National Penn stock to ensure long-term perspectives and serve as a mitigating factor against any tendency towards excessive or undue risk taking. Long-term equity incentive awards may take a variety of forms, such as stock options and restricted stock grants. Levels and frequency of awards are determined by the committee and designed to reflect the executive’s level of responsibility and performance, competitive parameters and desired compensation philosophy and objectives. While initial grants are targeted to be competitive with market, actual award values will reflect National Penn’s actual long-term performance (through stock price appreciation and achievement of long-term performance goals). Service-based restricted stock awards can also be granted as appropriate to recognize performance and provide an ownership/retention focus. Long-term incentives have the capacity to be the largest component of executive compensation, if our performance and stock price exceed our expectations.

The committee evaluates and establishes the form, mix and terms of the long-term equity incentive awards annually. Additionally, the committee has discretion to consider unusual business factors and their resulting effect on corporate performance and adjust (upwards or downwards) any award(s) granted.

Executive Benefits & Perquisites
National Penn provides executives with a level of executive benefits and perquisites to remain competitive, attract and retain key executives and address contribution caps that may be placed on their participation in several employee benefit programs (e.g., retirement contributions in a 401(k) plan). Perquisites are provided only where appropriate and where they facilitate job performance (e.g., automobile and telephone allowances).
Details on executive benefits and perquisites are included in the footnotes to the Summary Compensation Table.

Agreements with Executives

An important aspect of overall executive employment relationships are employment and change-in-control agreements. These agreements are designed to promote stability and continuity of senior executives and ensure their interests are aligned with shareholders. Terms of these agreements consider marketplace practices and National Penn’s unique needs, and are tailored to the individual executive with a focus on retention and recruitment. Details on employment agreements and change-in-control agreements are included under “2014 Executive Compensation-Employment, Change-in-Control and Other Agreements.”

Link between Financial Performance and Executive Compensation
National Penn is committed to ensuring a strong correlation between pay and performance. The following graph shows the direct relationship between our financial performance and our Chief Executive Officer total compensation levels by comparing our adjusted return on average assets to the total annual compensation for Mr. Fainor, since he was named Chief Executive Officer of National Penn in January 2010. Adjusted return on average assets, a company performance goal in the Executive Incentive Plan, is as determined by the committee and reflects adjusted net income amounts which exclude certain one-time non-recurring expenses.

Scott Fainor's Total Compensation and National Penn Performance

(as measured by Adjusted Return on Average Assets)

$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
$1,264,016
$1,987,501
$2,237,499
$2,227,499
$2,293,947
0.23%
1.02%
1.17%
1.18%
1.18%
2010
2011
2012
2013
2014
Scott Fainor Total Compensation
Adjusted Return on Average Assets

It is important to recognize that the way the committee presents total compensation in the table above is different from the SEC-required disclosure in the “Summary Compensation Table” and is not a substitute for the information in that table. Rather, it is intended to show how the committee linked Mr. Fainor’s compensation and its components to National Penn’s and his annual performance results.

There are two primary differences between the compensation reported in the “Summary Compensation Table” and the table above. First, the table above shows equity awards in the year to which they primarily relate (e.g., the January 2015 equity awards granted primarily for 2014 performance are shown as 2014 compensation), whereas the “Summary Compensation Table” shows equity awards in the year in which they are granted (e.g., January 2014 equity awards granted primarily for 2013 performance are shown as 2014 compensation). Second, the “Summary Compensation Table” reports the changes in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown in the table above.

National Penn’s executive compensation philosophy and strategy is intended to be competitive and compensate executives commensurate with actual performance. Because a significant portion of our total compensation is performance-based (through annual cash and long-term equity incentives), we expect our compensation will vary on an annual basis, but evolve over the long-term to align with our performance relative to our business strategy, peers and the financial services industry overall. We believe our total compensation program provides an appropriate balance that enables National Penn to ensure proper pay-performance alignment and reduces the potential that our plans might motivate excessive or undue risk taking. Our program balances:

•	Short-term and long-term performance;

•	Company and individual performance;

•	Quantitative/financial performance and qualitative/discretionary performance; and

•	Absolute performance (our internal goals) and relative performance (compared to industry).

When corporate performance exceeds National Penn’s objectives and peer performance, total compensation is intended to be above market median. In years where short-term performance goals are not achieved or fall below expectations, total compensation will be below market median. Over a long-term horizon, total compensation should reflect the level of sustained performance achieved by National Penn.

All of the components are balanced, integrated and designed to provide a total compensation environment that will enhance the executives’ relationship with National Penn and support the growth of overall shareholder value.

2014 Executive Compensation Decisions

In this section, we discuss decisions made by the committee over the course of 2014 regarding the compensation of our 2014 named executive officers. When considering various factors relative to the committee’s decisions, no specific formula was applied to determine the weight of each factor. Rather, the committee exercised its discretion and judgment when considering each factor and all factors, taken collectively.
Base Salary
On January 21, 2014, and effective January 1, 2014, the committee approved the following base salary increases for the named executive officers:

•	Mr. Fainor - 2.0% increase from $750,000 to $765,001;

•	Mr. Hughes - 3.5% increase from $480,000 to $496,802;

•	Ms. Bodnyk - 3.5% increase from $405,000 to $419,176; and

•	Mr. Kennedy - 3.5% increase from $340,000 to $351,901.

In making its determinations with respect to base salaries for these named executive officers, the committee considered several factors, including each executive’s job performance during 2013 (including, with respect to Mr. Fainor, the results of the annual evaluation of Mr. Fainor’s performance completed by each of the independent members of the full Board of Directors), recommendations made by the committee’s compensation consultant, recommendations made by Mr. Fainor with respect to named executive officers other than himself, and a review of National Penn’s financial performance relative to its peer group set forth above. Mr. Kehoe was hired as the new Chief Legal Officer and Corporate Secretary in April 2014 at a base salary of $275,000. Mr. Kehoe’s salary upon his hiring was established based on the scope of his expected role with National Penn, as well as through an assessment of typical salary levels for similarly-positioned executives both inside National Penn and in the external market place.

Executive Incentive Plan

The Executive Incentive Plan provides the opportunity for annual cash incentives to be awarded to executive officers based on annual company and individual performance goals. With input from our Chief Executive Officer, we annually review all components of the plan, including participation, performance measures, award levels and all other administrative features. At the beginning of the year, we approve performance parameters and award schedules for the upcoming year. National Penn’s parameters may be one or more financial or other performance measures established by National Penn and not mandated by the plan.

2014 Plan Year Goals and Results. In January 2014, the committee approved the company performance goals, targets and award schedule for the 2014 plan year. For the 2014 plan year, the Executive Incentive Plan had three categories of participants:

•	Category A included only our Chief Executive Officer, Mr. Fainor, and had the highest award potential;

•	Category AA included our Chief Financial Officer, Mr. Hughes, our Chief Risk Officer, Ms. Bodnyk, and our Chief Banking Officer, Mr. Kennedy; and

•	Category B included our other most senior executive officers with company-wide managerial responsibilities, which included, among others, Mr. Kehoe, our Chief Legal Officer and Corporate Secretary.

Individual performance awards were based on the attainment of specific objectives established at the beginning of the year. For example, the committee established a unique set of individual performance objectives for Mr. Fainor, which relate to his role in driving National Penn’s achievement of certain growth, financial, governance and infrastructure objectives. In addition, a participant must be continuously employed through the award payment date to receive any award, except for death, disability, involuntary termination (not for cause) and retirement, in which case, any provided award will be prorated.

The committee established the following company performance goals:

•
Financial Objectives include ranges of return on average assets and return on average tangible common equity, which are each weighted as 50% of the overall company performance criteria. While the committee has historically relied upon return on average assets to determine achievement of company performance goals, return on average tangible common equity (which was introduced as a performance goal in 2013) accurately reflects the relative strength of National Penn’s balance sheet and therefore may be relied upon to determine attainment of a portion of company performance goals.

•
Strategic Business Objectives include National Penn’s success relative to attainment of five other key strategic business objectives previously established by the Board at the end of 2013 and approved by the Board for the 2014 Strategic Plan. The 2014 Strategic Business Objectives were (i) grow revenue and core earnings power of the franchise (i.e., return on average assets, revenue per full-time equivalent employee); (ii) grow revenue and profit contribution of Wealth Management and Insurance; (iii) utilize strength of the balance sheet (i.e., return on average tangible common equity); (iv) sustain a strong, balanced risk management culture; and (v) pursue accretive acquisitions. Although achievement of these strategic business objectives are not weighted for purposes of the overall company performance criteria, the committee considers the achievement of these objectives as an additional parameter for annual incentive awards.

The committee set the target levels for the financial objectives (i.e., return on average assets, return on average tangible common equity) relating to potential 2014 Executive Incentive Plan awards, and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the performance goals was significant and reasonable given the business environment, risk and other related factors. In order to account for unforeseen external market factors, the committee also reserved the right to consider one-time non-recurring items when approving awards, to increase or decrease awards based on peer performance and to reduce awards if it determined that the company did not achieve its goals with regard to enterprise risk management for the year.

The award schedule for 2014 was based on three factors, the first two comprising the company performance award and the third being the individual performance award:

	Company Performance Award Criteria
	Performance Criteria	Threshold	Target	Maximum
1.	Return on average assets (ROAA) (50% of company portion)	1.00%	1.13%	1.23%
2.	Return on average tangible common equity (ROATCE) (50% of company portion)	10.15%	11.47%	12.50%
	Participant Category	% of Base Pay if Threshold is Achieved	% of Base Pay if Target is Achieved	% of Base Pay if Maximum is Achieved
	A	15%	50%	75%
	AA	15%	45%	65%
	B	15%	35%	50%

Individual Award Criteria
3.	Based on the respective objectives established for each participant at the beginning of the plan year. Individual Performance - % of base pay in addition to % of base pay for Company Performance
	Participant Category	Award as a % of Base Pay
	A	Range 0% to 10% - Target 5%
	AA	Range 0% to 10% - Target 5%
	B	Range 0% to 10% - Target 5%

The following tables provide estimated incentive award payouts that each named executive officer would be eligible to receive, assuming achievement of the performance criteria (i.e., ROAA, ROATCE, and Individual Objectives) at each of the various levels of achievement (i.e., Threshold, Target and Maximum). Mr. Kehoe's 2014 incentive plan award is based on a full year's base salary.

Projected Executive Incentive Plan Award Payouts at “MAXIMUM” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award (1)		Total Award at “MAXIMUM”
		ROAA		ROATCE
Scott V. Fainor	A	$286,875	(+)	$286,875	(+)	$76,500	(=)	$650,250
Michael J. Hughes	AA	$161,460	(+)	$161,460	(+)	$49,680	(=)	$372,600
Sandra L. Bodnyk	AA	$136,232	(+)	$136,232	(+)	$41,918	(=)	$314,382
David B. Kennedy	AA	$114,368	(+)	$114,368	(+)	$35,190	(=)	$263,926
Sean P. Kehoe	B	$68,750	(+)	$68,750	(+)	$27,500	(=)	$165,000
(1) For purposes of this “Maximum” projection, individual performance awards achieved at “Maximum” are considered to be granted at the maximum percentage allowable under the individual performance criteria for each participant (i.e., 10% of base pay for each of the named executive officers).

Projected Executive Incentive Plan Award Payouts at “TARGET” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award (2)		Total Award at “TARGET”
		ROAA		ROATCE
Scott V. Fainor	A	$191,250	(+)	$191,250	(+)	$38,250	(=)	$420,750
Michael J. Hughes	AA	$111,780	(+)	$111,780	(+)	$24,840	(=)	$248,400
Sandra L. Bodnyk	AA	$94,314	(+)	$94,314	(+)	$20,959	(=)	$209,587
David B. Kennedy	AA	$79,178	(+)	$79,178	(+)	$17,595	(=)	$175,951
Sean P. Kehoe	B	$48,125	(+)	$48,125	(+)	$13,750	(=)	$110,000
(2) For purposes of this “Target” projection, individual performance awards achieved at “Target” are considered to be granted at the target percentage under the individual performance criteria for each participant (i.e., 5% of base pay for each of the named executive officers).

Projected Executive Incentive Plan Award Payouts at “THRESHOLD” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award (3)		Total Award at “THRESHOLD”
		ROAA		ROATCE
Scott V. Fainor	A	$57,375	(+)	$57,375	(+)	$0	(=)	$114,750
Michael J. Hughes	AA	$37,260	(+)	$37,260	(+)	$0	(=)	$74,520
Sandra L. Bodnyk	AA	$31,438	(+)	$31,438	(+)	$0	(=)	$62,876
David B. Kennedy	AA	$26,393	(+)	$26,393	(+)	$0	(=)	$52,786
Sean P. Kehoe	B	$20,625	(+)	$20,625	(+)	$0	(=)	$41,250
(3) For purposes of this “Threshold” projection, individual performance awards achieved at “Threshold” are considered to be granted at the minimum percentage allowable under the individual performance criteria for each participant (i.e., 0% of base pay for each of the named executive officers).

2014 Award Payouts. In January 2015, the committee reviewed National Penn performance results for 2014 and determined that National Penn achieved adjusted return on average assets of 1.18%, which exceeds the target performance level return on average assets of 1.13%, but is below the maximum performance level return on average assets of 1.23%. Similarly, the committee reviewed National Penn performance results and determined that National Penn achieved adjusted return on average tangible common equity of 12.16%, which exceeds the target performance level return on average tangible common equity or 11.47%, but is below the maximum performance level return on average tangible common equity of 12.50%. Ratios for adjusted return on average assets and adjusted return on average tangible common equity, as determined by the committee, reflect adjusted net income amounts which exclude certain one-time non-recurring expenses. In addition, based on materials provided by management, the committee determined that the five other strategic business objectives, also part of the company performance criteria, were attained. Accordingly, the committee approved company performance awards for the named executive officers under the Executive Incentive Plan at an amount equal to an interpolated amount between target and maximum performance levels. In addition, the committee approved an individual performance award for Mr. Fainor under the Executive Incentive Plan of $76,500, as he completed all of his personal performance goals. Each of the other named executive officers received individual awards at the maximum level.

Long-Term Incentive Compensation Plan

On April 22, 2014, National Penn shareholders approved National Penn’s Long-Term Incentive Compensation Plan (the “2014 Plan”) that provides equity awards generally intended to align the interests of our executives and our shareholders and to encourage executive ownership of our stock. See “-Philosophy and Strategy of Executive Compensation-Elements of Executive Compensation.” Awards under the 2014 Plan also are made to maintain the level of incentive deemed necessary to retain key employees, maintain employee morale and achieve future business and financial objectives. In granting awards under the 2014 Plan, the committee also considers, among other factors, the value of awards made in prior years and the advice and recommendations of the Chief Executive Officer, where appropriate. See “Role of Executives in Establishing Compensation” above.

In January 2014, the committee made incentive compensation awards to various National Penn officers and directors, including each the named executive officers, except for Mr. Kehoe, in the form of service-based restricted stock under the 2014 Plan. Mr. Fainor received an award of 83,423 shares; Mr. Hughes received an award of 47,178 shares; Ms. Bodnyk received an award of 41,581 shares; and Mr. Kennedy received an award of 29,581 shares. In addition, upon Mr. Kehoe’s hire in April 2014, the committee awarded Mr. Kehoe 5,000 shares of service-based restricted stock. These shares of restricted stock granted to the named executive officers will vest in 25% increments over four years on each anniversary of the date of grant, provided that the grantee performs substantial services for National Penn during such time or if earlier, upon his or her death or disability, or if National Penn experiences a change-in-control event. In making these grants, the committee considered multiple factors, which included, but were not limited to, overall financial performance on both relative and absolute bases, individual performance, compensation pay mix for 2014 and compliance with National Penn’s stock ownership guidelines.

In addition, in January 2015, the committee made incentive compensation awards, based primarily on performance in 2014, to the named executive officers in the form of service-based restricted stock. See “Named Executive Officer Compensation Linked to Performance Year.”

Risk Balancing Features

Since 2011, National Penn’s incentive-based compensation plans feature a “clawback” policy. The clawback policy provides that all incentive-based compensation, other than time-vested equity compensation and discretionary bonuses, that is earned after the effective date of the policy shall be subject to repayment if it is paid to an executive in the three-year period preceding any date on which National Penn is required to disclose a restatement of its financial statements due to material noncompliance with financial reporting requirements under the federal securities laws or as a result of misconduct. Repayment under the clawback policy is limited to the amount of incentive-based compensation that exceeds the amount of such compensation which would have been paid to such executive if the financial statements had been originally filed in their restated form. All violations of the clawback policy must be promptly reported to the committee.

In addition, National Penn’s incentive-based compensation plans work in concert with National Penn’s employee stock ownership guidelines, which seek to reinforce the importance of aligning the financial interests of National Penn’s executive officers with those of its shareholders. Under the minimum stock ownership guidelines, National Penn’s Chief Executive Officer is required to own National Penn equity interests with an aggregate value equal to three times base salary; a Senior or

Group Executive Vice President is required to own National Penn equity interests with an aggregate value equal to two times base salary; and other executive officers who are designated as participants within category B of the Executive Incentive Plan are required to own National Penn equity interests with an aggregate value equal to one times base salary. All of National Penn’s named executive officers own more than the required number of shares, with the exception of Mr. Kehoe, who as a recent hire has a five-year grace period to meet the stock ownership guidelines.

Furthermore, responding to concerns of institutional investors generally, National Penn adopted a pledging policy effective October 22, 2013, introducing limits on the amount that an executive may pledge and excluding pledged shares from those counted toward satisfaction of company stock ownership guidelines. The limits in the policy prohibit executive officers from pledging any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that officer.

Lastly, per National Penn's Code of Conduct, hedging of National Penn stock and similar transactions are not permitted.

Tax Considerations

The committee considers the potential effects of Section 162(m) of the Code on the compensation paid to certain of the National Penn’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year for certain executive officers, unless such is “qualified performance-based compensation.” Neither the annual cash incentive awards under the Executive Incentive Plan nor the service-based restricted stock awards under the 2014 Plan are considered “qualified performance-based compensation” under Section 162(m) guidelines.

“Say-on-Pay” Vote

At the 2014 annual meeting of shareholders, our shareholders overwhelmingly supported our advisory “say-on-pay” resolution with more than 87.0% of the votes cast voting to approve the executive compensation disclosed in the 2014 proxy statement. The committee considered the favorable “say-on-pay” vote to be a general endorsement of the current executive compensation program in its deliberations on the executive compensation program, however, the Committee did not consider the favorable "say-on-pay" vote itself to be determinative when making decisions with respect to such program.

Summary

The committee believes that National Penn’s executive compensation program is well balanced among the several components, with performance measures that support National Penn’s goals, objectives and strategies. The level of awards in the incentive components is competitive in the marketplace, and the other elements of the executive’s compensation relationship with National Penn, such as an employment agreement or change-in-control agreement, are structured to be mutually beneficial to National Penn’s shareholders and to the respective executives.

EXECUTIVE COMPENSATION

Summary Compensation Table - 2014, 2013 and 2012

The following table summarizes total compensation for National Penn’s named executive officers for 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (2) ($)	All Other Compensation (3) ($)	Total ($)
Scott V. Fainor	2014	765,001	—	930,166	—	570,873	2,654	36,862	2,305,556
President & Chief Executive Officer	2013	750,000	—	849,999	—	547,333	—	36,879	2,184,211
	2012	750,000	—	600,001	—	637,500	956	36,220	2,024,677
Michael J. Hughes	2014	496,802	—	526,035	—	331,362	—	29,520	1,383,719
Senior Executive Vice President & Chief Financial Officer	2013	480,002	—	485,004	—	318,956	—	29,054	1,313,016
	2012	480,002	—	359,999	—	360,001	—	27,816	1,227,818

Sandra L. Bodnyk	2014	419,176	—	463,628	—	279,586	2,887	29,097	1,194,374
Senior Executive Vice President & Chief Risk Officer	2013	405,001	—	429,004	—	269,119	—	28,368	1,131,492
	2012	405,001	—	303,996	—	303,751	1,071	27,391	1,041,210

David B. Kennedy	2014	351,901	—	329,828	—	234,714	2,624	26,327	945,394
Senior Executive Vice President & Chief Banking Officer	2013	340,000	—	305,001	—	224,905	—	23,766	893,672
	2012	300,000	—	179,995	—	180,000	946	15,138	676,079

Sean P. Kehoe	2014	195,674	—	51,850	—	147,879	—	121,246	516,649
Executive Vice President, Chief Legal Officer & Secretary

(1)
Amounts reported represent the grant date fair value of restricted stock awards. The fair value of restricted stock awards is based on the closing price of National Penn's common stock on the date of grant.

(2)
Amounts reported represent the actuarial increases in pension value of the executive's accumulated benefit under National Penn's non-contributory, defined benefit pension plan. The value of Mr. Fainor’s, Ms. Bodnyk’s and Mr. Kennedy’s 2013 benefit under the pension plan decreased by ($697), ($501) and ($712), respectively. In accordance with Securities and Exchange Commission rules, aggregate decreases are not reflected in the Summary Compensation Table.

(3)	Amounts reported for each individual are as follows:

Name	Year	Company “Match” for 401(k) Plan ($)	Company Profit-Sharing Contribution to 401(k) for Prior Year ($)	Imputed Value of Life Insurance Benefits ($)	Automobile Allowance ($)	Other ($)	Total ($)
Scott V. Fainor	2014	9,100	15,000	762	12,000	—	36,862
	2013	9,175	15,000	704	12,000	—	36,879
	2012	8,516	15,000	704	12,000	—	36,220
Michael J. Hughes	2014	9,100	9,600	1,425	8,400	995	29,520
	2013	9,175	9,600	1,316	8,400	563	29,054
	2012	8,500	9,600	1,316	8,400	—	27,816
Sandra L. Bodnyk	2014	9,100	8,100	2,188	8,400	1,309	29,097
	2013	9,175	8,100	2,020	8,400	673	28,368
	2012	8,511	8,100	2,020	8,400	360	27,391
David B. Kennedy	2014	9,100	6,769	762	8,400	1,296	26,327
	2013	7,781	6,000	704	8,400	881	23,766
	2012	—	6,034	704	8,400	—	15,138
Sean P. Kehoe	2014	6,104	—	383	5,492	109,267 (a)	121,246

(a)    Amount reported represents relocation expenses in the amount of $75,000 and an associated tax gross up for taxable relocation amounts in the amount of $34,267.

Grants of Plan-Based Awards - 2014

The following table shows information regarding grants for 2014 of plan-based awards to the named executive officers for the fiscal year ended December 31, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: No. of Shares of Stock or Units (2) (#)	Grant Date Fair Value Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Scott V. Fainor	1/21/14	114,750	420,750	650,250	83,423	930,166
Michael J. Hughes	1/21/14	74,521	248,400	372,600	47,178	526,035
Sandra L. Bodnyk	1/21/14	62,877	209,587	314,382	41,581	463,628
David B. Kennedy	1/21/14	52,785	175,951	263,926	29,581	329,828
Sean P. Kehoe	4/22/14	41,251	110,000	165,000	5,000	51,850

(1)
Amounts reported represent the potential payouts to each of the named executive officers resulting from the grant of an award pursuant to National Penn’s Executive Incentive Plan, subject to achievement of company and individual performance goals discussed in “Compensation Discussion and Analysis– 2014 Executive Compensation Decisions – Executive Incentive Plan.” Actual amounts earned by the named executive officers are set forth under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
All shares of restricted stock vest 25% per year over a four-year period. See “Compensation Discussion and Analysis – 2014 Executive Compensation Decisions – Long-Term Incentive Compensation Plan” for additional information on the restricted stock grants.

Outstanding Equity Awards at Fiscal Year-End - 2014

The following table shows information on outstanding equity awards held by each of the named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (9) ($)
Scott V. Fainor	41,200	(1)	—		15.38	01/24/15	34,091	358,808	(3)
	15,450	(1)	—		16.08	01/23/16	64,786	682,873	(4)
	10,300	(1)	—		15.92	01/26/17	83,423	878,027	(5)
	20,000		—		6.88	03/23/19	—	—
Michael J. Hughes	—		40,000	(2)	5.60	09/30/19	20,454	215,278	(3)
	—		—		—	—	36,966	389,067	(4)
	—		—		—	—	47,178	496,548	(5)
Sandra L. Bodnyk	7,725	(1)	—		15.38	01/24/15	17,272	181,788	(3)
	7,725	(1)	—		16.08	01/23/16	32,698	344,146	(4)
	5,150	(1)	—		15.92	01/26/17	41,581	437,640	(5)
	8,750		—		6.88	03/23/19	—	—
David B. Kennedy	7,725	(1)	—		15.38	01/24/15	2,083	21,924	(6)
	7,725	(1)	—		16.08	01/23/16	3,452	36,332	(7)
	3,090	(1)	—		15.92	01/26/17	10,227	107,639	(3)
	5,000		—		6.88	03/23/19	23,247	244,675	(4)
	—		—		—	—	29,581	311,340	(5)
Sean P. Kehoe	—		—		—	—	5,000	52,625	(8)

(1)	These stock options were issued in substitution for outstanding KNBT Bancorp, Inc. stock options in accordance with the merger agreement dated September 6, 2007 between National Penn and KNBT.

(2)	These stock options vest on August 31, 2016.

(3)	These shares of restricted stock, representing 50% of the total original grant amount, vest in equal annual installments on January 23, 2015 and 2016.

(4)	These shares of restricted stock, representing 75% of the total original grant amount, vest in equal annual installments on January 22, 2015, 2016 and 2017.

(5)	These shares of restricted stock, representing 100% of the total original grant amount, vest in equal annual installments on January 21, 2015, 2016, 2017 and 2018.

(6)	These shares of restricted stock, representing 20% of the total original grant amount, vest on February 1, 2015.

(7)	These shares of restricted stock, representing 40% of the total original grant amount, vest in equal annual installments on January 24, 2015 and 2016.

(8)	These shares of restricted stock, representing 100% of the total original grant amount, vest in equal annual installments on April 22, 2015, 2016, 2017 and 2018.

(9)	Based on National Penn’s closing stock price of $10.525 on December 31, 2014.

Option Exercises and Stock Vested - 2014

The following table shows information on the exercise of stock options and the vesting of restricted stock for the named executive officers during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Scott V. Fainor	—	—	45,641	502,813
Michael J. Hughes	8,000	35,200	22,550	250,777
Sandra L. Bodnyk	—	—	22,036	243,363
David B. Kennedy	—	—	17,521	192,430
Sean P. Kehoe	—	—	—	—

(1)	Represents the total market value of the common shares on the respective dates of vesting.

Pension Benefits - 2014

The following table shows information on pension and supplemental non-qualified retirement benefits for the named executive officers for the fiscal year ended December 31, 2014.

Name	Plan Name (1)	No. of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Scott V. Fainor	Defined Benefit Pension Plan	1.75	8,712	—
Michael J. Hughes	Defined Benefit Pension Plan	—	—	—
Sandra L. Bodnyk	Defined Benefit Pension Plan	1.75	12,551	—
David B. Kennedy	Defined Benefit Pension Plan	1.75	8,407	—
Sean P. Kehoe	Defined Benefit Pension Plan	—	—	—

(1)
National Penn has a non-contributory, defined benefit pension plan generally covering employees of National Penn and its subsidiaries who have reached 20½ years of age and completed 1,000 hours of service. The plan provides retirement benefits under pension trust agreements. The benefits are based on years of service and the employee’s compensation during the highest five consecutive years during the last ten consecutive years of employment. Effective April 1, 2006, National Penn amended the plan to provide a formula capping the maximum annual participating salary at $50,000. Effective March 31, 2010, National Penn curtailed the plan whereby no additional service will accumulate for vested participants. Unvested participants still could meet the five-year vesting requirement to earn a benefit.

Employment, Change-in-Control and Other Agreements

Scott V. Fainor. Mr. Fainor, President and Chief Executive Officer and director of National Penn and National Penn Bank, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, as amended on January 27, 2010.

Mr. Fainor’s employment agreement provides that Mr. Fainor shall serve in his current executive position through December 31, 2017, with automatic one-year extensions annually on December 31, unless either National Penn or Mr. Fainor elects not to extend the agreement or unless the agreement is terminated. No automatic extensions shall occur that would extend the term of the agreement beyond December 31 of the year in which Mr. Fainor reaches the age of 65.

As of December 31, 2014, Mr. Fainor’s annual base salary was $765,001. Mr. Fainor is eligible for annual merit salary increases and is entitled to participate in an equitable manner with all other executive officers in discretionary bonuses authorized by the Board of Directors of National Penn or National Penn Bank and in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Mr. Fainor is also entitled to an automobile allowance of at least $1,000 per month.

Mr. Fainor’s employment agreement also contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Fainor’s employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment). This benefit would be a lump sum cash payment equal to 150% of his average taxable income (exclusive of certain earlier payments that relate to the KNBT merger) over the five years preceding the year in which the change-in-control occurs, plus the additional amount, if any, necessary to cover any excise tax payable as a result of these change-in-control payments and any resulting federal and state income taxes.

A change-in-control is deemed to have occurred if:

•	Any person or group acquires ownership of stock of National Penn that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of National Penn;

•	Any person or group acquires ownership of stock of National Penn possessing 30% or more of the total voting power of National Penn’s securities then outstanding;

•
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or

•
Any person or group acquires assets from National Penn or National Penn Bank that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of National Penn or National Penn Bank, as the case may be, immediately prior to such acquisition or acquisitions.

National Penn may terminate Mr. Fainor’s employment agreement at any time with or without cause (as defined in the agreement). The employment agreement may also be terminated by Mr. Fainor at any time or by him for good reason (as defined in the agreement).

The employment agreement will also terminate by its terms upon Mr. Fainor’s disability or death. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on potential payments to, and benefits for, Mr. Fainor upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”

Michael J. Hughes. Mr. Hughes, National Penn’s Senior Executive Vice President and Chief Financial Officer, has an employment agreement with National Penn and National Penn Bank, dated August 12, 2009, as amended on February 8, 2013. Under this agreement, he shall serve in this position through August 30, 2016, with one-year extensions to the full term added one year in advance of the end of such term, unless his employment agreement is terminated. Such automatic extensions will cease in the August that follows Mr. Hughes reaching the age of 63.

As of December 31, 2014, Mr. Hughes’ annual base salary was $496,802. Mr. Hughes is eligible for annual merit salary increases, is entitled to participate in National Penn’s annual Executive Incentive Plan and is eligible for long-term incentive compensation awards. He is entitled to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Mr. Hughes is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn and the receipt of an automobile allowance.

Mr. Hughes’ employment agreement contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Hughes’ employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment). This benefit would be a lump sum cash payment equal to 200% of the sum of his base salary in effect immediately prior to the change-in-control event and his average cash bonus over the most recent three years. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.

National Penn may terminate Mr. Hughes’ employment agreement at any time with or without cause (as defined in the agreement). If Mr. Hughes is terminated without cause, the terms of his employment agreement will remain in effect for two years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Following a voluntary termination of employment by Mr. Hughes, he is subject to a non-competition provision for the remaining term of his employment agreement that was in effect immediately prior to the voluntary termination. Following an involuntary termination without cause, Mr. Hughes may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate. Mr. Hughes’ employment agreement also contains non-disclosure and non-solicitation provisions.

For information on potential payments to, and benefits for, Mr. Hughes upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”

Sandra L. Bodnyk. Ms. Bodnyk, National Penn’s Senior Executive Vice President and Chief Risk Officer, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, which was amended and restated in an agreement dated February 8, 2013. Under this agreement, she shall serve in this position through February 7, 2017.

As of December 31, 2014, Ms. Bodnyk’s base salary was $419,176. Under her employment agreement, her salary is subject to review and is eligible for annual merit salary increases, but not decreases. Ms. Bodnyk is also entitled to participate in National Penn’s annual Executive Incentive Plan and is eligible for long-term incentive compensation awards. She is entitled to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Ms. Bodnyk is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn and the receipt of an automobile allowance.

Ms. Bodnyk’s employment agreement contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Ms. Bodnyk’s employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of her employment). This benefit would be a lump sum cash payment equal to 200% of the sum of her base salary in effect immediately prior to the change-in-control event and her average cash bonus over the most recent three years. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor's employment agreement.

National Penn may terminate Ms. Bodnyk’s employment agreement at any time with or without cause (as defined in the agreement). If Ms. Bodnyk is terminated without cause, the terms of her employment agreement will remain in effect for two years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Following a voluntary termination of employment by Ms. Bodnyk, she is subject to a non-competition provision for the remaining term of her employment agreement that was in effect immediately prior to the voluntary termination. Following an involuntary termination without cause, Ms. Bodnyk may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate. Ms. Bodnyk's employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on potential payments to, and benefits for, Ms. Bodnyk upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”

David B. Kennedy. As of December 31, 2014 and up to February 8, 2015, Mr. Kennedy, National Penn’s Senior Executive Vice President and Chief Banking Officer, had a change-in-control agreement with National Penn and National Penn Bank, dated as of February 1, 2008, as amended on January 27, 2010. The agreement provides that if there is a change-in-control of National Penn during Mr. Kennedy’s employment, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment), Mr. Kennedy may elect to receive a lump sum cash payment equal to 200% of his base salary in effect immediately prior to the effective date of the change-in-control and outplacement services for up to one year, the cost of which is not to exceed $7,500. As of December 31, 2014, Mr. Kennedy’s base salary is $351,901. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.

For information on potential payments to, and benefits for, Mr. Kennedy upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”
On February 8, 2015, Mr. Kennedy entered into an employment agreement with National Penn and National Penn Bank. Under this agreement, Mr. Kennedy will serve in his current position through February 7, 2018, with one-year extensions to the full term added one year in advance of the end of such term, unless the agreement is terminated. Such automatic extensions will cease in the February that follows Mr. Kennedy’s 63rd birthday.
Under the agreement, Mr. Kennedy’s base salary is $358,939. Under his employment agreement, his salary is subject to review and is eligible for annual merit salary increases, but not decreases. Mr. Kennedy is also entitled to participate in National Penn’s annual Executive Incentive Plan and is eligible for long-term incentive compensation awards. He is entitled to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Mr. Kennedy is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn and the receipt of an automobile allowance.
Mr. Kennedy’s employment agreement contains a change-in-control benefit that is payable if a change-in-control (as defined in the employment agreement) of National Penn occurs during the term of Mr. Kennedy’s employment agreement, followed by one or more triggering events (as defined in the agreement - generally, an adverse change in the terms of his employment). This benefit would be a lump sum cash payment equal to 200% of the sum of his base salary in effect immediately prior to the change-in-control event and his average cash bonus over the most recent three years.
National Penn may terminate Mr. Kennedy’s employment agreement at any time with or without cause (as defined in the agreement). If Mr. Kennedy is terminated without cause, the terms of his employment agreement will remain in effect for two years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Following a voluntary termination of employment by Mr. Kennedy, he is subject to a non-competition provision for the remaining term of his employment agreement that was in effect immediately prior to the voluntary termination. Following an involuntary termination without cause, Mr. Kennedy may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate. Mr. Kennedy's employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.
Sean P. Kehoe. Mr. Kehoe, National Penn's Executive Vice President, Chief Legal Officer and Corporate Secretary, has a change-in-control agreement with National Penn and National Penn Bank, dated as of April 17, 2014. The agreement provides that if there is a change-in-control of National Penn during Mr. Kehoe’s employment, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment), Mr. Kehoe may elect to receive a lump sum cash payment equal to 200% of his base salary in effect immediately prior to the effective date of the change-in-control and outplacement services for up to one year, the cost of which is not to exceed $7,500. As of December 31, 2014, Mr. Kehoe’s base salary was $275,000. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.

For information on potential payments to, and benefits for, Mr. Kehoe upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”

Potential Payments Upon Termination of Employment or After a Change-in-Control

The following tables present information on the various payments and benefits that each of the named executive officers would have been entitled to receive if his or her last day of employment with National Penn had been December 31, 2014 under the various circumstances presented. Resulting payments and benefits are described below.

Scott V. Fainor

Assuming one of the following events had occurred on December 31, 2014, Mr. Fainor’s payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2014	Value of Accelerated Vesting of Stock Options	Value of Accelerated Vesting of Restricted Stock	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary not for “Good Reason”	8,827(1)	570,873(4)	—	—	8,712(6)	—	—	—	—	—
Voluntary for “Good Reason”	1,538,829(2)	570,873(4)	—	—	8,712(6)	1,440(8)	30,563(10)	2,374(12)	1,398,040(15)	—
Involuntary Without “Cause”	1,538,829(2)	570,873(4)	—	1,918,708(5)	8,712(6)	1,440(8)	30,563(10)	2,374(12)	1,398,040(15)	—
Involuntary for “Cause”	8,827(1)	—	—	—	8,712(6)	—	—	—	—	—
Permanent Disability	200,077(3)	570,873(4)	—	1,918,708(5)	8,712(6)	Up to 20,000 per month(9)	3,820(11)	297(13)	3,000(16)	—
Death	8,827(1)	570,873(4)	—	1,918,708(5)	6,547(7)	—	—	1,500,000(14)	—	—
Change-in-Control (with Adverse Employment Action)	8,827(1)	570,873(4)	—	1,918,708(5)	8,712(6)	—	—	—	—	1,720,198(17)

(1)	Payment of base salary for time worked through the termination date, December 31, 2014.
(2)
The amount is: (i) the present value of payment of the highest annual rate of base salary achieved during the term of Mr. Fainor’s employment agreement (i.e., $765,001) for 24 months from the date of termination; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.

(3)	The amount is: (i) payment of base salary in effect on December 31, 2014 through March 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(4)	Mr. Fainor would have been paid the incentive plan cash award for 2014 in the discretion of the Compensation Committee.
(5)	Value of 182,300 shares of restricted stock, all of which would accelerate in their vesting due to the applicable termination event.
(6)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Fainor at December 31, 2014.
(7)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.
(8)	Premium cost for long-term disability insurance through December 31, 2016.
(9)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(10)	Premium cost of medical and dental insurance through December 31, 2016.
(11)	Premium cost of medical and dental insurance through March 31, 2015.
(12)	Premium cost of group life insurance and supplemental term insurance through December 31, 2016.
(13)	Premium cost of group life insurance and supplemental term insurance through March 31, 2015.
(14)	Life insurance payment under National Penn’s life insurance program.
(15)
This amount is: (i) payment in an amount equal to the present value of the payments that Mr. Fainor would have received under any cash bonus or long-term or short-term cash incentive compensation plan maintained by National Penn if he had continued to be employed during the 24 months following his date of termination and had earned in each calendar year that ends during such 24 month period a bonus or incentive award that equals the highest annual bonus or incentive award paid to him during the preceding 36 calendar months; (ii) the present value of matching 401(k) contributions that Mr. Fainor would have received during the 24 month period following his date of termination had he made maximum contributions to the plan during that period; and (iii) up to $75,000 in reimbursements for all reasonable expenses incurred in connection with the search for new employment, such as outplacement agency services and relocation expenses.

(16)	Automobile allowance through March 31, 2015.
(17)
This amount is a severance payment equal to 1.5 times Mr. Fainor’s “Base Amount,” which is his average annualized income from National Penn and its predecessors includible in gross income for the five most recent taxable years ending before the change-in-control, excluding any income related to his previous KNBT merger change-in-control payment (i.e., for the years 2009 through 2013). Does not include the additional amount, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that can apply to change-in-control payments.

Michael J. Hughes

Assuming one of the following events had occurred on December 31, 2014, Mr. Hughes’ payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2014	Value of Accelerated Vesting of Stock Options	Value of Accelerated Vesting of Restricted Stock	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	5,732(1)	331,362(4)	—	—	—	—	—	—	—	—
Involuntary Without “Cause”	999,336(2)	331,362(4)	197,000(5)	1,100,894(6)	—	1,440(7)	—	1,574(10)	16,800(13)	—
Involuntary for “Cause”	5,732(1)	—	—	—	—	—	—	—	—	—
Permanent Disability	254,133(3)	331,362(4)	197,000(5)	1,100,894(6)	—	Up to 20,000 per month(8)	7,512(9)	394(11)	4,200(13)	—
Death	5,732(1)	331,362(4)	197,000(5)	1,100,894(6)	—	—	—	994,000(12)	—	—
Change-in-Control (with Adverse Employment Action)	5,732(1)	331,362(4)	197,000(5)	1,100,894(6)	—	1,440(7)	—	1,574(10)	16,800(13)	1,686,243(14)

(1)	Payment of base salary for time worked through the termination date, December 31, 2014.
(2)	This amount is: (i) payment of base salary in effect on December 31, 2014 through December 31, 2016; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(3)	This amount is: (i) payment of base salary in effect on December 31, 2014 through June 30, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(4)	Mr. Hughes would have been paid the incentive plan cash award for 2014 in the discretion of the Compensation Committee.
(5)
Represents the aggregate value of the spread (market price of National Penn common stock less the exercise price) of unvested stock options for 40,000 shares, which would accelerate in their vesting due to the applicable termination event.

(6)	Value with respect to 104,598 shares of restricted stock, which would accelerate in their vesting due to the applicable termination event.
(7)	Premium cost for long-term disability insurance through December 31, 2016.
(8)	Amounts payable after salary continuation payments until age 66 years and 4 months (as provided under National Penn’s group disability insurance policy).
(9)	Premium cost of medical insurance through June 30, 2015.
(10)	Premium cost of group life insurance through December 31, 2016.
(11)	Premium cost of group life insurance through June 30, 2015.
(12)	Life insurance payment under National Penn’s life insurance program.
(13)	Automobile allowance through December 31, 2016 for involuntary without cause and change in control and through June 30, 2015 for permanent disability.
(14)
This amount is a severance benefit equal to 2.0 times Mr. Hughes’ “Base Amount,” which is the sum of his base salary in effect immediately prior to the change-in-control event and his average cash bonus over the most recent three years.

Sandra L. Bodnyk
Assuming one of the following events had occurred on December 31, 2014, Ms. Bodnyk’s payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2014	Value of Accelerated Vesting of Stock Options	Value of Accelerated Vesting of Restricted Stock	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	4,837(1)	279,586(4)	—	963,574(5)	12,551(6)	—	—	—	—	—
Involuntary Without “Cause”	843,189(2)	279,586(4)	—	963,574(5)	12,551(6)	1,440(8)	___(10)	1,329(11)	16,800(14)	—
Involuntary for “Cause”	4,837(1)	—	—	—	12,551(6)	—	—	—	—	—
Permanent Disability	214,425(3)	279,586(4)	—	963,574(5)	12,551(6)	Up to 20,000 per month(9)	—	332(12)	4,200(14)	—
Death	4,837(1)	279,586(4)	—	963,574(5)	10,916(7)	—	—	839,000(13)	—	—
Change-in-Control (with Adverse Employment Action)	4,837(1)	279,586(4)	—	963,574(5)	12,551(6)	1,440(8)	—	1,329(11)	16,800(14)	1,422,766(15)

(1)	Payment of base salary for time worked through the termination date, December 31, 2014.
(2)	This amount is: (i) payment of base salary in effect on December 31, 2014 through December 31, 2016; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(3)	This amount is: (i) payment of base salary in effect on December 31, 2014 through June 30, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(4)	Ms. Bodnyk would have been paid the incentive plan cash award for 2014 in the discretion of the Compensation Committee.
(5)	Value with respect to 91,551 shares of restricted stock, which would accelerate in their vesting due to the applicable termination event.
(6)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Ms. Bodnyk at December 31, 2014.
(7)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.
(8)	Premium cost for long-term disability insurance through June 30, 2016.
(9)	Amounts payable after salary continuation payments for 42 months (as provided under National Penn’s group disability insurance policy).
(10)	On December 31, 2014, Ms. Bodnyk was not participating in medical or dental insurance provided by National Penn. Accordingly, she would not have been entitled to any such continued coverage.
(11)	Premium cost of group life insurance through December 31, 2016.
(12)	Premium cost of group life insurance through June 30, 2015.
(13)	Life insurance payment under National Penn’s life insurance program.
(14)	Automobile allowance through December 31, 2016, for involuntary without cause and change in control and June 30, 2015 for permanent disability.
(15)
This amount is a severance benefit equal to 2.0 times Ms. Bodnyk's “Base Amount,” which is the sum of her base salary in effect immediately prior to the change-in-control event and her average cash bonus over the most recent three years.

David B. Kennedy

Assuming one of the following events had occurred on December 31, 2014, Mr. Kennedy’s payments and benefits had an estimated value as follows. Note: The table below reflects Mr. Kennedy’s change-in-control agreement with National Penn and National Penn Bank which was in effect at December 31, 2014. For a discussion of Mr. Kennedy’s employment agreement with National Penn and National Penn Bank entered into on February 8, 2015, see “Employment, Change-in-Control and Other Agreements – David B. Kennedy.”

	Salary Continuation	Incentive Plan Award for 2014	Value of Accelerated Vesting of Stock Options	Value of Accelerated Vesting of Restricted Stock	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	4,060(1)	234,714(3)	—	—	8,407(5)	—	—	—	—	—
Involuntary Without “Cause”	4,060(1)	234,714(3)	—	721,910(4)	8,407(5)	—	—	—	—	—
Involuntary for “Cause”	4,060(1)	—	—	—	8,407(5)	—	—	—	—	—
Permanent Disability	92,035(2)	234,714(3)	—	721,910(4)	8,407(5)	Up to $17,595 per month(7)	3,820(8)	139(9)	—	—
Death	4,060(1)	234,714(3)	—	721,910(4)	6,202(6)	—	—	704,000(10)	—	—
Change-in-Control (with Adverse Employment Action)	4,060(1)	234,714(3)	—	721,910(4)	8,407(5)	—	—	—	7,500(11)	703,802(12)

(1)	Payment of base salary for time worked through the termination date, December 31, 2014.
(2)	This amount is: (i) payment of base salary in effect on December 31, 2014 through March 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(3)	Mr. Kennedy would have been paid the incentive plan cash award for 2014 in the discretion of the Compensation Committee.
(4)	Value with respect to the 68,590 shares of restricted stock, which would accelerate in their vesting due to the applicable termination event.
(5)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Kennedy at December 31, 2014.
(6)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.
(7)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).
(8)	Premium cost of medical and dental insurance through March 31, 2015.
(9)	Premium cost of group life insurance through March 31, 2015.
(10)	Life insurance payment under National Penn’s life insurance program.
(11)	Mr. Kennedy is eligible to receive up to $7,500 in professional outplacement services.
(12)	This amount is a severance benefit equal to 2.0 times Mr. Kennedy's "Base Amount," which is his annual salary at the date of the change-in-control.

Sean P. Kehoe

Assuming one of the following events had occurred on December 31, 2014, Mr. Kehoe's payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2014	Value of Accelerated Vesting of Stock Options	Value of Accelerated Vesting of Restricted Stock	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change- in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	3,173(1)	147,879(3)	—	—	—	—	—	—	—	—
Involuntary Without “Cause”	3,173(1)	147,879(3)	—	52,625(4)	—	—	—	—	—	—
Involuntary for “Cause”	3,173(1)	—	—	—	—	—	—	—	—	—
Permanent Disability	71,923(2)	147,879(3)	—	52,625(4)	—	Up to $13,750 per month(5)	3,429(6)	109(7)	—	—
Death	3,173(1)	147,879(3)	—	52,625(4)	—	—	—	551,000(8)	—	—
Change-in-Control (with Adverse Employment Action)	3,173(1)	147,879(3)	—	52,625(4)	—	—	—	—	7,500(9)	550,002(10)

(1)	Payment of base salary for time worked through the termination date, December 31, 2014.
(2)	This amount is: (i) payment of base salary in effect on December 31, 2014 through March 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2014.
(3)	Mr. Kehoe would have been paid the incentive plan cash award for 2014 in the discretion of the Compensation Committee.
(4)	Value with respect to the 5,000 shares of restricted stock, which would accelerate in their vesting due to the applicable termination event.
(5)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).
(6)	Premium cost of medical and dental insurance through March 31, 2015.
(7)	Premium cost of group life insurance through March 31, 2015.
(8)	Life insurance payment under National Penn’s life insurance program.
(9)	Mr. Kehoe is eligible to receive up to $7,500 in professional outplacement services.
(10)	This amount is a severance benefit equal to 2.0 times Mr. Kehoe's "Base Amount," which is his annual salary at the date of the change-in-control.

STOCK OWNERSHIP

Guidelines

To reinforce the importance of aligning the financial interests of National Penn’s directors and executive officers with those of its shareholders, the Nominating/Corporate Governance Committee has approved minimum stock ownership guidelines for National Penn’s directors, executive officers and certain other senior officers (a total of 36 officers).

Directors

For directors, these guidelines require an equity investment in National Penn stock of $200,000. Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the director;
•	Shares owned jointly by the director and his or her spouse;
•	Shares owned outright by the director’s spouse;
•	Shares held in trust (to the extent for the benefit of the director);
•	Common stock units held by the director under the Directors’ Fee Plan;
•	Restricted stock or restricted stock units held by the director under the Long-Term Incentive Compensation Plan; and
•	Shares subject to exercisable stock options held by the director (to the extent of the “spread” on the exercisable options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option. The spread on stock options cannot constitute more than one-half of the total dollar amount of a director’s equity investment calculated under these guidelines.

A director may not pledge any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that director, as computed under these guidelines. Pledged shares are not counted toward compliance with the stock ownership guidelines. Hedging of National Penn stock and similar transactions are not permitted under National Penn's Code of Conduct.

Upon initial appointment as a director, a person has three years from the effective date of appointment to achieve compliance with the amount required by these guidelines.

A director’s compliance with these guidelines will be considered in connection with the annual director performance evaluation.

The Nominating/Corporate Governance Committee monitors directors’ compliance with the stock ownership guidelines. At its meeting held in January 2015, the Committee confirmed that all directors have the required equity investment in National Penn.

Executive Officers

For executive officers and other covered senior officers, the guidelines are expressed in terms of the aggregate value of National Penn equity interests as a multiple of the officer’s base salary, as follows:

Officer	Stock Ownership Guideline
Chairman (if full-time executive), President and/or Chief Executive Officer	3 x base salary
Senior/Executive Vice President	2 x base salary
Other officers who are designated as participants within categories B and C of National Penn’s Executive Incentive Plan (as determined by the Compensation Committee)	1 x base salary

Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the officer;
•	Shares owned jointly by the officer and his or her spouse;
•	Shares owned outright by the officer’s spouse;
•	Shares held in trust (to the extent for the benefit of the officer);
•	Shares held by the officer in the National Penn Capital Accumulation Plan (a 401(k) plan);
•	Shares held by the officer in the National Penn Employee Stock Purchase Plan;
•	Restricted stock or restricted stock units held by the officer under the Long-Term Incentive Compensation Plan; and
•	Shares subject to exercisable stock options held by the officer (to the extent of the “spread” on the exercisable options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option. The spread on stock options cannot constitute more than one-half of the total dollar amount of an officer’s equity investment calculated under these guidelines.

An officer subject to these guidelines may not pledge any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that officer, as computed under these guidelines. Pledged shares are not counted toward compliance with the stock ownership guidelines. Hedging of National Penn stock and similar transactions are not permitted under National Penn's Code of Conduct.

Newly-hired or promoted officers who become subject to the stock ownership guidelines have up to five years to meet the guidelines. Upon subsequent appointment to a covered position with a higher ownership requirement, a person has three years from the effective date of that appointment to achieve compliance with the higher amount required by these guidelines. An officer’s compliance with these guidelines will be considered when decisions are made affecting the officer’s compensation, including changes in base salary and annual and/or long-term incentive compensation grants or awards.

The Nominating/Corporate Governance Committee monitors officers’ compliance with the stock ownership guidelines. At its meeting held in January 2015, the committee confirmed that all executive officers and other senior officers subject to the stock ownership guidelines have the required equity investment in National Penn or were within the five-year grace period.

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director and executive officers of National Penn as of February 26, 2015.

Name of Beneficial Owner	Aggregate Number of Shares of National Penn Common Stock (1)		Exercisable Options for National Penn Common Stock (2)	Common Stock Units Held Under National Penn Plans (3)	Percent of Class (4)
Directors and Nominees
Thomas A. Beaver	48,979	(5)	—	114,452	*
Scott V. Fainor	684,211	(6)	45,750	—	*
Jeffrey P. Feather	409,669	(7)	5,665	49,002	*
Donna D. Holton	76,009	(8)	5,665	49,002	*
Thomas L. Kennedy	173,735	(9)	5,665	49,002	*
Patricia L. Langiotti	50,285	(10)	2,652	49,002	*
Christian F. Martin IV	513,009	(11)	5,665	78,998	*
Michael E. Martin	11,565,072	(12)	—	23,487	8.26%
Natalye Paquin	14,331		—	46,102	*
R. Chadwick Paul Jr.	59,062	(13)	5,665	43,840	*
C. Robert Roth	60,376	(14)	2,652	44,983	*
Wayne R. Weidner	71,328	(15)	—	43,904	*
Other Named Executive Officers
Michael J. Hughes	377,294	(16)	—	—	*
Sandra L. Bodnyk	214,788	(17)	21,625	—	*
David B. Kennedy	145,873	(18)	15,815	—	*
Sean P. Kehoe	20,941		—	—	*
All Directors and Executive Officers as a Group (18 Persons)	14,503,150		116,819	591,774	10.43%

*Amount owned does not exceed 1% of the total number of common shares outstanding as of February 26, 2015.

(1)	Unless otherwise indicated, sole voting and investment power is held by the named individual. Excludes Common Stock Units because actual shares are not issuable within 60 days of February 26, 2015.
(2)
Shares which may be acquired within 60 days of February 26, 2015 by exercise of vested options granted under National Penn stock compensation plans or granted in substitution for stock options of acquired companies, as provided in the acquisition agreements.

(3)
Common stock units stock credited under the Directors’ Fee Plan or restricted stock units credited under the Long-Term Incentive Compensation Plan (collectively, “Common Stock Units”). Common Stock Units will be converted to shares of National Penn common stock and paid out to individuals upon their termination of service or attaining age 65, in accordance with the terms of the respective Plans and the terms of the grants.

(4)	Calculation is based on shares held and exercisable options and excludes Common Stock Units (see footnotes 1 and 3).
(5)	Includes 37,829 shares held jointly with spouse.

(6)	Includes 311,421 shares held jointly with spouse. Includes 17,639 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).
(7)	Includes 358,169 shares held jointly with spouse.
(8)	Shares held jointly with spouse.
(9)	Includes 14,872 shares owned by spouse.
(10)	Includes 36 shares held jointly with spouse and 2,420 shares owned by spouse.
(11)
Includes 53,227 shares owned by spouse and 4,876 shares held in custody for daughter. Also includes 62,381 shares held indirectly by a corporation of which Mr. Martin is the majority shareholder; Mr. Martin disclaims beneficial ownership of these shares.

(12)
Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, "WP X"), is the holder of 11,565,072 shares of common stock, no par value of National Penn. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X; Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP") is the general partner of WP X LP; WPP GP LLC, a Delaware limited liability company ("WPP GP") is the general partner of WP X GP; Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners") is the managing member of WPP GP; Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WPP GP LLC") is the general partner of WP Partners; Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WPP GP LLC; Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages WP X; and each of Messrs. Charles R. Kaye and Joseph P. Landy is a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC who may be deemed to control WP X, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP and WP LLC. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, as a Partner of WP and a Member and Managing Director of WP LLC, Mr. Michael E. Martin may be deemed to be the beneficial owner of the National Penn common stock held by WP X. Mr. Martin disclaims beneficial ownership of the National Penn common stock, except to the extent of his pecuniary interest in such shares of common stock.

(13)	Includes 28,162 shares held jointly with spouse.
(14)	Includes 30,958 shares held jointly with spouse, 3,260 shares owned by spouse and 7,731 shares held in custody for his grandchildren.
(15)	Includes 3,860 shares held jointly with spouse.
(16)	Includes 10,000 shares held jointly with spouse.
(17)	Includes 17,246 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).
(18)	Includes 15,965 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

Five Percent Shareholders

The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of February 26, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares
Warburg Pincus Private Equity X, L.P.	11,565,072 (1)	8.26%
450 Lexington Avenue
New York, NY 10017

BlackRock, Inc.	10,698,653 (2)	7.64%
55 East 52nd Street
New York, NY 10022

The Vanguard Group	8,319,222 (3)	5.94%
100 Vanguard Blvd.
Malvern, PA 19355

FMR LLC	8,085,562 (4)	5.77%
245 Summer Street
Boston, MA 02210

(1)
Based on a Schedule 13D/A (Amendment No. 6) filed with the Securities and Exchange Commission on February 9, 2015, as filed on behalf of Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, “WP X”); Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”) and the general partner of WP X;  Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”) and the general partner of WP X LP, WPP GP LLC, a Delaware limited liability company (“WPP GP”) and the general partner of WP X GP, Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”) and the managing member of WPP GP, Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”) and the general partner of WP Partners, Warburg Pincus & Co., a New York general partnership (“WP”) and the managing member of WPP GP LLC, Warburg Pincus LLC, a New York limited liability company (“WP LLC”) that manages WP X, and Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and Managing Member and Co-Chief Executive Officer of WP LLC, who may be deemed to control WP X, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP and WP LLC.

(2)
Based on a Schedule 13G/A (Amendment No. 5) filed with the Securities and Exchange Commission on January 26, 2015, which reported beneficial ownership by BlackRock, Inc., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Ltd, BlackRock Investment Management (UK) Limited, and BlackRock Investment Management (Australia) Limited.

(3)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2015, which reported beneficial ownership by The Vanguard Group, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015, which reported beneficial ownership by FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson.

Equity Compensation Plan Table

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders Equity compensation plans not approved by security holders	3,167,515 (2) None	$13.62(3) N/A	5,374,697(4)(5) N/A
Total	3,167,515 (2)	$13.62(3)	5,374,697 (4)(5)

(1)
The table includes information on stock options issued by National Penn in substitution for stock options of acquired companies. At December 31, 2014, 555,224 common shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of KNBT Bancorp, Inc. The weighted average exercise price of all substitute stock options issued in the KNBT acquisition and outstanding at December 31, 2014 was $15.76 per share. National Penn cannot grant additional stock options under this substitute stock option plan.

(2)
Includes 88,136 common stock units credited to various non-employee directors’ accounts under the Directors’ Fee Plan and 446,470 common stock units credited (RSUs) to various non-employee directors’ accounts under the Long-Term Incentive Compensation Plan.

(3)	Common stock units, including RSUs, are not taken into account in calculating the weighted-average exercise price.

(4)
Includes 693,070 shares available for future issuance under National Penn’s Employee Stock Purchase Plan. Subject to limitations on participation by individual employees set forth in the Plan, all shares available for issuance can be issued in the current purchase period (the quarter ending March 31, 2015).

(5)
Includes 859,185 shares available for future issuance under National Penn’s Directors’ Fee Plan. Under the Directors’ Fee Plan, shares or common stock units may be issued or credited at fair market value in lieu of cash for directors’ fees.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party Transactions and Policies

During 2014, certain directors and officers of National Penn, and companies with which they are associated, conducted banking transactions in the ordinary course of business with National Penn Bank. Similar transactions with National Penn Bank may be expected in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to National Penn. In the opinion of National Penn’s management, these transactions do not involve more than the normal risk of collectibility, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934, or the Exchange Act, and Federal Reserve Board Regulation O. As of December 31, 2014, outstanding loans to executive officers, directors and their affiliates represented 0.12% of shareholders’ equity in National Penn.

National Penn Bank’s Board of Directors is responsible for ensuring compliance with Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy. National Penn’s Chief Risk Officer and Chief Legal Officer are responsible for administration of the Regulation O compliance policy. They maintain a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy. Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions. Depending on the facts and circumstances, any direct or indirect extension of credit to an insider, including related interests, must be approved by the Board or any two of the following officers - President, Chief Credit Officer or Chief Banking Officer. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

National Penn also has a written Related Party Transaction Policy. Under this policy, a “related party transaction” is any transaction (or series of related transactions) in which National Penn or any subsidiary is a participant, involving more than $120,000, and in which a related party has a direct or indirect material interest. Related parties include all directors, nominees for election as directors, executive officers, 5% shareholders and immediate family members of any such persons. The policy generally provides for review, approval or ratification of any related party transaction by the Audit Committee.

On January 30, 2014, National Penn repurchased 7.0 million shares of common stock from Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L. P. for a total purchase price of $75,390,000. National Penn director Michael E. Martin is Managing Director and head of Warburg Pincus' financial services group. This transaction was approved by the Audit Committee pursuant to the Related Party Transaction Policy.

In addition to its Regulation O compliance policy and Related Party Transaction Policy, National Penn has a written Code of Conduct, approved by the Board, addressing, among other things, related party transactions. The Code of Conduct applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates. The Code of Conduct requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of National Penn, or that might influence, or appear to influence, a person’s judgment in any matter involving National Penn. The Code of Conduct describes the application of the foregoing rule in a variety of circumstances, including the purchase, lease or sale of assets or services to or from National Penn. The Board is responsible for the enforcement of the Code of Conduct.

To identify related persons and entities, National Penn requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Related Party Transaction Policy or the Code of Conduct may arise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires National Penn’s directors, executive officers and more than10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish National Penn with copies of all such Section 16(a) filings.

Based solely on its review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors, executive officers and more than 10% beneficial shareholders complied with all Section 16(a) filing requirements during 2014.

PROPOSAL 2 - RATIFICATION OF AUDITORS

Under the Audit Committee’s charter, the committee is responsible for selection of National Penn’s independent registered public accounting firm pursuant to a well-organized process. The committee also evaluates and monitors the auditors’ qualifications, performance and independence. This evaluation includes a review and evaluation of the lead partner of the independent registered public accounting firm. The committee also takes into account the opinions of management and National Penn’s Senior Internal Audit Executive, who has supervisory responsibility for the internal audit function. More can be learned about the committee’s responsibilities with respect to the independent registered public accounting firm in the committee’s charter, which is available on National Penn’s Web site at www.nationalpennbancshares.com under “Governance Documents.”

KPMG LLP (“KPMG” ) has served as National Penn's independent registered public accounting firm for the years 2010 through 2014. At its meeting in January 2015, the Audit Committee completed its ongoing evaluation of KPMG. Following that evaluation, the committee unanimously selected KPMG as National Penn’s independent registered public accounting firm for 2015.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that the shareholders vote to ratify the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2015.

Representatives of KPMG will be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the committee will reconsider its selection of KPMG, even though the committee will not then be obligated to select a new independent registered public accounting firm.

The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2015.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

As required by Rule 14a-21(a) of the Securities Exchange Act of 1934, we are seeking an advisory vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” Shareholders are being asked to vote on the following advisory resolution (commonly known as a “say-on-pay” proposal):
"RESOLVED, that the compensation paid to National Penn’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved."
Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of National Penn’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As further discussed in the CD&A, the Board believes that its compensation program is aligned with the long-term interests of National Penn’s shareholders and is based on a strong pay-for-performance philosophy. Therefore, the Board recommends a vote “FOR” approval of this advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers.

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn’s Board of Directors is composed solely of independent directors, as currently defined by the listing standards of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors. The charter is available on National Penn’s Web site at www.nationalpennbancshares.com under “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn’s financial reporting, internal controls and audit functions.

Management is responsible for National Penn’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP). National Penn’s independent auditor is responsible for performing independent audits of National Penn’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon based on such audits.

The Audit Committee’s responsibility is to monitor and oversee these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not National Penn employees and are not necessarily accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or National Penn’s independent auditor. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and National Penn’s independent auditor on the basis of the information it receives, discussions with management and National Penn’s independent auditor and the experience of the Audit Committee’s members in business, finance and accounting matters.

In this context, the Audit Committee has met and held discussions with management and National Penn’s independent auditor. Management has represented to the Audit Committee that National Penn’s consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and National Penn’s independent auditor has represented to the Audit Committee that it has performed its audit of National Penn’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has relied upon the representations of management and National Penn’s independent auditor without independent verification. The Audit Committee has reviewed and discussed the consolidated financial statements with management and National Penn’s independent auditor.

The Audit Committee discussed with National Penn’s independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

National Penn’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding National Penn’s independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed such independence with National Penn’s independent auditor. The Audit Committee is not aware of any reason why National Penn’s independent auditor is not “independent” under the applicable rules.

Based on the Audit Committee’s review and discussions with management and National Penn’s independent auditor, the representations of management to the Audit Committee, the representations of National Penn’s independent auditor included in its report on National Penn’s consolidated financial statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2014.

Thomas L. Kennedy, Chair
Thomas A. Beaver
Patricia L. Langiotti
R. Chadwick Paul Jr.
Wayne R. Weidner

AUDIT AND NON-AUDIT FEES

The aggregate fees billed to National Penn by its independent registered public accounting firm for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Audit Fees	$1,017,993	$976,390
Audit-Related Fees	766,677	232,486
Tax Fees	145,000	180,643
Total	$1,929,670	$1,389,519

Audit Fees. These fees consist of aggregate fees billed for professional services rendered for the audit of National Penn’s consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including internal control assessment work, for the fiscal year end.

Audit-Related Fees. These fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn’s consolidated financial statements and not reported under “Audit Fees.” They also include accounting assistance on various matters related to financial accounting and reporting standards and audits of National Penn’s 401(k) plan and student loan portfolio, and other audit work required for statutory or regulatory purposes. In 2014, Audit-Related Fees also include fees related to merger and acquisition services and the senior debt issuance.

Tax Fees. These fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. They also include assistance regarding federal and state tax compliance, tax audit defense, tax refund claims and tax planning.

The Audit Committee considered whether the provision of the above services by KPMG was compatible with its independence and is satisfied that it was independent for the periods pertaining to its audit opinions.

Pre-Approval Requirements. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm. These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels. If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed. In addition, any proposed services that were pre-approved on a periodic basis, but later would exceed the pre-determined cost level, also require separate pre-approval by the Audit Committee. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if:

•
the aggregate amount of all such non-audit services provided is less than 5% of the total amount paid by National Penn to the independent registered public accounting firm during the fiscal year in which the services are provided;

•	the services were not recognized by National Penn at the time of the engagement to be non-audit services; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit for the fiscal year in which the non-audit services were provided.
The Audit Committee pre-approved all services provided by KPMG in 2014.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in “street name”) to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn’s shareholders. This delivery method is referred to as “householding” and can result in significant cost savings for National Penn and, in turn, National Penn’s shareholders.

If your National Penn stock is held in “street name,” your broker, bank or other intermediary may have delivered only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials to multiple shareholders who share one address. However, you can request separate copies of these documents by contacting the broker, bank or other intermediary. Conversely, if your National Penn shares are held in “street name” and you wish to have your future proxy statements and annual reports or Notice “householded,” you can request “householding” by contacting the broker, bank or other intermediary.

Proxy Solicitation

National Penn is making, and will bear all costs of, this proxy solicitation. National Penn’s officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile. National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners. National Penn has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the meeting at a cost of $10,000, one-half of which has been incurred by National Penn as of February 12, 2015, plus reasonable out-of-pocket expenses.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn’s 2016 proxy materials for the 2016 annual meeting of shareholders if they do so in accordance with the applicable Securities and Exchange Commission rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than November 19, 2015 in order to be considered for inclusion in National Penn’s 2016 proxy materials. For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see “Consideration of Director Nominees” and “Contacting the Board.”

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:

•	By National Penn pursuant to National Penn's notice of such meeting;
•	By the presiding officer;
•	By or at the direction of a majority of the Board; or
•
By a person at the annual meeting who has furnished the advance notice required pursuant to National Penn's governing bylaw provisions, who is a shareholder of record of National Penn or who provides to National Penn evidence reasonably satisfactory to National Penn that such person is a beneficial owner of shares of National Penn at the time notice was produced and at the record date for the annual meeting.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn’s principal office:

•
Not later than 150 days prior to the anniversary date of the previous year’s annual meeting (which, for the 2016 annual meeting, would mean no later than November 28, 2015) and not more than 180 days prior to such anniversary date (which, for the 2016 annual meeting, would mean no earlier than October 29, 2015); or

•	If the date of the annual meeting at which such business is to be presented has been changed by more than
30 calendar days from the date of the most recent previous annual meeting, (i) on or before the later of
(a) 150 calendar days before the date of the annual meeting at which such business is to be presented or

(b) 30 calendar days following the first public announcement by National Penn of the date of such annual meeting, and (ii) not later than 15 calendar days prior to the scheduled mailing date of National Penn’s proxy materials for such annual meeting.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:

-	The name and address of such shareholder and of such beneficial owner;

-	The class and number of shares of the stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner;

-
Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of National Penn or with a value derived in whole or in part from the value of any class or series of shares of National Penn, whether or not subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned by such shareholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of National Penn;

-	Any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of National Penn;

-
Any interest in any security of National Penn, where such shareholder and such beneficial owner has the opportunity to, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, profit or share in any profit derived from any decrease in the value of such security;

-	Any rights to dividends on the shares of National Penn owned beneficially by such shareholder that are separated or separable from the underlying shares of National Penn;

-
Any proportionate interest in shares of National Penn or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

-
Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of National Penn or Derivative Instruments as of the date of the shareholder notice (including any such interests held by members of the shareholder’s immediate family sharing the same household), which information must be supplemented no later than 10 days after the record date for the meeting to disclose such ownership as of the record date;

•
Any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for (as applicable) the proposal and/or for the election of directors in a contested election, pursuant to Section 14 of the Exchange Act; and

•
A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•
All information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (a) such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and (b) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand (including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or named executive officer of such registrant); and

•	With respect to each nominee, a completed and signed questionnaire, representation and agreement required by National Penn, as described in National Penn's bylaws.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;

•	The reasons for making such proposal;

•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal; and

•
A description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn’s governing bylaw provisions on or prior to the required date and if such proposal is properly presented at the annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn’s proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain Securities and Exchange Commission requirements, including the mailing of a separate proxy statement to National Penn’s shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn’s governing bylaw procedures, including receipt of the required notice by the Corporate Secretary by the date specified. No person may be elected as a director and no proposal may be approved unless such person has been nominated or such proposal has been made, as the case may be, in accordance with National Penn’s governing bylaw provisions. If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the annual meeting of shareholders, the proxies appointed by National Penn’s Board may exercise discretionary authority when voting on such proposal.

Questions about these requirements, or notices mandated by them, may be directed to: Corporate Secretary, National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101.

Shareholder List

For at least 10 days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available to shareholders of record for examination, for purposes germane to the meeting, during ordinary business hours at National Penn’s principal executive offices. The list will also be available for examination at the meeting.

Annual Report for 2014
National Penn’s Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement. It is also available at National Penn’s Web site, www.nationalpennbancshares.com, and at the Web site of the Securities and Exchange Commission, www.sec.gov.

Meeting Location

A map and driving directions to the site for the meeting appears below. An additional copy is also attached to the Admission Ticket.

★ University Center
to Scranton
to Easton,
NJ & NY
to Harrisburg
to Philadelphia
Exit No.
33
Rt. 22
I-78
Bethlehem
Allentown
Rt. 378
(6 mi.)
(6 mi.)
Rt. 309
Northeast Extension Pennsylvania Turnpike
DeSales
University
Coopersburg
Center Valley
N
Rt. 663
(8 mi.)
(4 mi.)
Quakertown
Exit No.
32
North
Landis Mill Rd.
(1.5 mi.)
Preston Lane
(1 mi.)
Station Ave.
(1 mi.)
New St.
Passer Rd.

GENERAL DIRECTIONS -
DeSales University is located at 2755 Station Avenue, Center Valley, PA 18034; 1 mile south of Route 378; just a mile from where Route 309 meets Route 378. At the intersection of Route 309 and Route 378, follow Route 378 North to Preston Lane. Make a right on Preston Lane to campus, and follow to Landis Mill Road. Turn right and take Landis Mill Road to Station Avenue. Turn left onto Station Avenue.

From Points South - Take I-76 West through Philadelphia to I-476, the Northeast Extension of the Pennsylvania Turnpike, to Exit 32/44 (Quakertown). Turn left onto Route 663 North toward Quakertown, turn left onto Route 309 North, and proceed 8 miles to the intersection of Route 309 and Route 378. Follow General Directions.

From Points West - Take Route 81 North and proceed East on I-78 to Route 309 South (Exit 60). Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.

From Points North -Take I-476, the Northeast Extension of the Pennsylvania Turnpike, to Exit 33/56 (Lehigh Valley). Follow Route 22 East from the interchange exit for 1/8 mile to Route 309 South (direction of Quakertown). In a few miles, Route 309 joins with I-78 East. Continue south on this combined road until Route 309 branches off toward the south at Exit 60. Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.

From Points East - Take the New Jersey Turnpike and/or Route 287 to I-78. Follow I-78 West across New Jersey and into Pennsylvania to Route 309 South (Exit 60A). Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.

For assistance with directions on the meeting date, call 610-282-1100.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on April 28, 2015.
Vote by Internet
• Go to www.envisionreports.com/npbc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	Ú
--------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals - The Board of Directors recommends a vote “FOR” all Class I Director nominees and “FOR” Proposals 2 and 3.
1. Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Scott V. Fainor	☐	☐	02 - Donna D. Holton	☐	☐	03 - Thomas L. Kennedy	☐	☐
04 - Michael E. Martin	☐	☐
				For	Against	Abstain
2.	Ratification of National Penn's independent auditors for 2015.			☐	☐	☐
3.	An advisory (non-binding) proposal to approve the compensation of National Penn's executive officers.			☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below.					Comments - Please print your comments below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.			Signature 1 - Please keep signature within the box.			Signature 2 - Please keep signature within the box.
/ /

For directions to the meeting location, please check our website at www.nationalpennbancshares.com - Corporate Profile.

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/npbc

Ú	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	Ú

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy - National Penn Bancshares, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.
The undersigned hereby appoints Michael J. Hughes, Tito L. Lima and John McCausland proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the 2015 Annual Meeting of Shareholders of National Penn to be held on April 28, 2015, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Class I Director nominees listed (Proposal 1), “FOR” ratification of National Penn's independent auditors for 2015 (Proposal 2), and “FOR” the approval of an advisory (non-binding) resolution relating to the compensation of National Penn's executive officers (Proposal 3). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.
(Continued on reverse side)

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on April 22, 2015.
Vote by Internet
• Go to www.envisionreports.com/npbc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card

Ú	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	Ú
--------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals - The Board of Directors recommends a vote “FOR” all Class I Director nominees and “FOR” Proposals 2 and 3.
1. Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Scott V. Fainor	☐	☐	02 - Donna D. Holton	☐	☐	03 - Thomas L. Kennedy	☐	☐
04 - Michael E. Martin	☐	☐
				For	Against	Abstain
2.	Ratification of National Penn's independent auditors for 2015.			☐	☐	☐
3.	An advisory (non-binding) proposal to approve the compensation of National Penn's executive officers.			☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.
/ /

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/npbc

Ú	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	Ú

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

VOTING INSTRUCTION CARD - National Penn Bancshares, Inc.
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.
This Voting Instruction Card serves to instruct the plan trustee under the National Penn Bancshares, Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the 2015 Annual Meeting of Shareholders of National Penn to be held on April 28, 2015, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as a named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Plan trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

This voting instruction card, when properly executed, will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the Plan and applicable law.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your card. To vote by mail, mark, sign and date your card and return it in the enclosed postage-paid envelope.
PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.
(Continued on reverse side)